Exhibit 10.4

AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of February 23, 2018, by and among GTT Communications, Inc., a Delaware corporation (the “Company”), and the Purchasers listed on Schedule A hereto.

CONDITIONAL EFFECTIVENESS OF AGREEMENT

The representations and warranties and covenants and agreements of the parties under this Agreement, and their respective rights and obligations hereunder, are conditioned upon, and shall only be effective as of, the execution and delivery of the Acquisition Agreement and the execution and delivery of this Agreement by the Company, in each case on or before February 26, 2018.  If the Acquisition Agreement is executed and delivered and this Agreement is executed and delivered by the Company, in each case on or before February 26, 2018, (1) for all purposes under this Agreement the date of this Agreement will be deemed to be the date of the Acquisition Agreement, (2) the term of this Agreement shall commence on the date the Acquisition Agreement is executed and delivered, and (3) each of the terms and conditions of this Agreement shall become effective and enforceable by the parties as of the date the Acquisition Agreement is executed and delivered, automatically and without any further action by either party (other than the obligation of the Company to execute and deliver this Agreement).  If the Acquisition Agreement is not executed and delivered on or before February 26, 2018 or the Company fails to execute and deliver this Agreement to Purchaser on or before February 26, 2018, this Agreement will be void ab initio and of no further force and effect.

RECITALS

A.                                    During the course of final negotiation of the Acquisition Agreement, the Company and the Purchasers have identified certain items that they would like to address through an amendment to the Securities Purchase Agreement, dated as of February 21, 2018, by and among the Company and the Purchasers, which is hereby amended and restated in full as set forth herein.

B.                                    The Company and the Purchasers are each executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

C.                                    The Company has authorized 5,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), none of which were issued and outstanding immediately prior to the date of this Agreement.  The Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), the terms of which are set forth in the certificate of designations, preferences and rights for the Preferred Shares in the form attached hereto as Exhibit A (the “Certificate of Designations”).

D.                                    The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, that aggregate number of Preferred Shares set forth opposite such Purchaser’s name in Schedule A of this Agreement, which aggregate amount of all Purchasers together shall be Eighty (80) Preferred Shares.

E.                                     The Preferred Shares shall be entitled to, among other things, dividends and shall be convertible into shares of Common Stock in accordance with the terms of the Certificate of Designations (the shares of Common Stock issued or issuable upon conversion of any Preferred Shares, being the “Conversion Shares”).  The Preferred Shares and the Conversion Shares are referred to herein as the “Securities”.

F.                                      At the Closing, the parties hereto and The Spruce House Partnership LP shall execute and deliver an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (with such changes as the parties may mutually agree, the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2016 Form 10-K” means the Company’s Form 10-K for the fiscal year ended December 31, 2016 as filed with the Commission on March 8, 2017.

“Acquisition Agreement” means that certain share sale and purchase agreement, dated the date of this Agreement, by and among Emasan AG, Turbo Holdings Lux II Sarl, Interoute Communications Holdings S.A. and the Company or one or more of its affiliates, in the form of the draft provided to Purchaser (which version was sent by Company Counsel to counsel for Interoute Communications Holdings S.A. at 10:37 PM Eastern Time on February 21, 2018), with such changes as are reasonably satisfactory to the Purchasers.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, (i) the Company and its subsidiaries and Interoute Communications Holdings S.A. and its subsidiaries shall not be deemed to be Affiliates of any Purchaser or its Affiliates, and (ii) with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Shares, if any, owned by such Person to Common Stock).

“Board of Directors” means the board of directors of the Company.

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“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Preferred Shares pursuant to this Agreement.

“Closing Date” means the day of the closing date under the Acquisition Agreement provided that all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, on or prior to such date; or such other date as the parties may agree.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Company” has the meaning set forth in the Preamble, and for the avoidance of doubt, does not include Interoute Communications Holdings S.A. or any of its Affiliates.

“Company Counsel” means Goodwin Procter LLP, with offices located at 901 New York Ave. NW, Washington, D.C. 20001.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Organizational Documents” means (i) the Second Amended and Restated Certificate of Incorporation of the Company, dated October 16, 2006 and incorporated by reference as Exhibit 3.1 to the 2016 Form 10-K, as amended by the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, dated December 31, 2013 and incorporated by reference as Exhibit 3.2 to the 2016 Form 10-K and (ii) the Amended and Restated Bylaws of the Company, dated October 15, 2006 and incorporated by reference as Exhibit 3.3 to the 2016 Form 10-K, as amended by the Amendment to Amended and Restated Bylaws, dated May 7, 2007 and incorporated by reference as Exhibit 3.4 to the 2016 Form 10-K.

“Company Securities” has the meaning set forth in Section 3.1(j).

“Company Stock Plans” has the meaning set forth in Section 3.1(k).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable inquiry of their respective direct reports.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Conversion Shares may hereafter be reclassified or changed.

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“Delaware Courts” means the state and federal courts sitting in the City of Wilmington in the State of Delaware.

“DTC” has the meaning set forth in Section 4.1(b).

“Equity Interests” means (i) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person or any securities or obligations convertible into or exchangeable for any of the foregoing and (ii) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“Environmental Laws” has the meaning set forth in Section 3.1(f).

“ERISA” has the meaning set forth in Section 3.1(x).

“Employee Benefit Laws” has the meaning set forth in Section 3.1(y).

“Employee Stock Purchase Plan” has the meaning set forth in Section 3.1(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FCPA” has the meaning set forth in Section 3.1(cc).

“Governmental Approval” has the meaning set forth in Section 4.8(b).

“Governmental Entity” means any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Grant Date” has the meaning set forth in Section 3.1(k).

“Hazardous Materials” has the meaning set forth in Section 3.1(f).

“Holdco” has the meaning set forth in Section 4.12(c).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HY Indenture” means (i) the Indenture, dated as of December 22, 2016, by and between GTT Escrow Corporation and Wilmington Trust, National Association, as supplemented by the First Supplemental Indenture, dated January 9, 2017, by and among the Company, certain subsidiaries of the Company and the Trustee and (ii) the Indenture, to be dated a date after the date hereof and prior to the Closing Date, by and among the Company, certain of its subsidiaries as guarantors and a trustee, as referred to in the debt commitment letter previously provided to the Purchasers (provided that the Indenture described in this clause (ii) shall only constitute an “HY Indenture” if the terms of such Indenture are consistent with the terms of the Indenture described in clause (i) of this definition other than any deviations that would not have required approval of the holders of the Series A Preferred Stock

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pursuant to Section 4(b)(v) of the Certificate of Designation if the Certificate of Designations had been in effect prior to the time such Indenture described in this clause (ii) became effective), as amended, amended and restated, supplemented or otherwise modified, extended, restructured, renewed, refinanced, restated or replaced, in whole or in part, from time to time.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” has the meaning set forth in Section 3.1(d).

“Material Contract” means any contract or other agreement of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(1), Item 601(b)(2), Item 601(b)(3), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Money Laundering Laws” has the meaning set forth in Section 3.1(bb).

“OFAC” has the meaning set forth in Section 3.1(aa).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Preferred Shares may hereafter be reclassified or changed.

“Preferred Stock” has the meaning set forth in the Recitals.

“Primary Investor” means Acacia Partners, L.P.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the New York Stock Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means One Million Dollars ($1,000,000) per Preferred Share.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Shares” has the meaning set forth in Section 3.2(n).

“Regulation D” has the meaning set forth in the Recitals.

“Reorganization” has the meaning set forth in Section 4.12(c).

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(a).

“Second Request” has the meaning set forth in Section 4.8(e).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Senior Credit Facilities” means, collectively, (i) the (senior secured) Credit Agreement, to be dated on or about the Closing Date, among the Company, the lenders from time to time party thereto, an administrative agent and the other parties from time to time parties thereto, and (ii) the (senior unsecured increasing rate) Credit Agreement, to be dated on or about the Closing Date, among the Company, the lenders from time to time party thereto, an administrative agent and the other parties from time to time parties thereto, each as amended, amended and restated, supplemented or otherwise modified, extended, restructured, renewed, refinanced, restated or replaced, in whole or in part, from time to time.

“Senior Credit Facilities Documentation” means any credit agreement, loan agreement, promissory note, indenture, guarantee, pledge agreement, debenture, security agreement or other collateral agreement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, security by way of assignment, mortgage, charge, lien, deed of trust, letter of credit, ancillary facility, reimbursement agreement, waiver, amendment or other contract, agreement, instrument or document relating to or otherwise delivered in connection with the Senior Credit Facilities or the HY Indenture.

“Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and similar arrangements (including on a total return basis); provided, however, that a bona fide pledge or the enforcement thereof or a sale or transfer of shares pursuant thereto shall not constitute a Short Sale.

“Stock Options” has the meaning set forth in Section 3.1(k).

“Stockholder Approval” has the meaning set forth in Section 4.12(a)(i).

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Preferred Shares purchased hereunder as indicated on Schedule A opposite such Purchaser’s name under the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds.

“Trading Affiliate” means an Affiliate of a Purchaser that (x) has knowledge of the transactions contemplated hereby prior to the public announcement of such transactions, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review concerning such Affiliate’s investments or trading; provided that the following Persons shall not be deemed to be Affiliates of any of the Purchasers or any of their respective Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which of any of the Purchasers or any of their respective Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled

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Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of any of the Purchasers or any of their respective Affiliates or received any Confidential Information (as defined in the Investor Rights Agreement) from or on behalf of any of the Purchasers (it being acknowledged and agreed that no such portfolio company or its controlled Affiliates shall be deemed to have received Confidential Information (as defined in the Investor Rights Agreement) solely by reason of an employee or principal of any of the Purchasers or any of their respective Affiliates serving on the board or similar governing body of such portfolio company).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the exhibits attached hereto, the Investor Rights Agreement and any other documents or agreements explicitly contemplated hereunder and thereunder.

“Transfer Agent” means American Stock Transfer and Trust Co., the current transfer agent of the Company, with a mailing address of 59 Maiden Lane Plaza Level, New York, NY 10038, and a telephone number of (800) 937-5449, or any successor transfer agent for the Company.

“U.S. GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

ARTICLE II
PURCHASE AND SALE

2.1                               Closing.

(a)                                 Amount.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, such number of Preferred Shares equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser by (ii) the Purchase Price.

(b)                                 Closing.  The Closing of the purchase and sale of the Preferred Shares shall take place at the offices of Goodwin Procter LLP, 901 New York Ave. NW, Washington, D.C. 20001, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)                                  Form of Payment.  At the Closing, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, to the Company’s account set forth on Exhibit C hereto or such other account as may be designated in writing by the Company at least two (2) Business Days in advance. At the Closing, the Company shall deliver to each Purchaser one or more stock certificates evidencing the number of Preferred Shares such Purchaser is purchasing as is set forth in

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Schedule A; provided, however, if requested by a Purchaser reasonably in advance of the Closing, the Company shall cause such shares to be delivered in book-entry form.

2.2                               Closing Deliveries.  (a) At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchasers the following (the “Company Deliverables”):

(i)                                     one or more stock certificates (or, pursuant to Section 2.1(c) evidence of book-entry delivery) evidencing the Preferred Shares subscribed for by each Purchaser hereunder, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit D-2 hereto;

(ii)                                  a legal opinion of Company Counsel with respect to the matters described on Schedule B, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, executed by such counsel and addressed to the Purchasers;

(iii)                               the Investor Rights Agreement, duly executed by the Company;

(iv)                              a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, the Certificate of Designations, and by-laws of the Company and (c) certifying as to the signatures and authority of the individuals signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(v)                                 a certificate dated as of the Closing Date and signed by its chief executive officer in the form attached hereto as Exhibit F.

(vi)                              a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within three (3) Business Days of the Closing Date; and

(vii)                           a certified copy of the certificate of incorporation, as certified by the Secretary of State of Delaware, as of a date within three (3) Business Days of the Closing Date.

(b)                                 On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                                     its Subscription Amount, in the amount set forth as the “Aggregate Purchase Price (Subscription Amount)” indicated opposite such Purchaser’s name on Schedule A, by wire transfer to the account set forth on Exhibit C attached hereto or such other account as may be notified by the Company to the Purchasers at least two (2) Business Days prior to the Closing Date;

(ii)                                  the Investor Rights Agreement, duly executed by such Purchaser; and

(iii)                               a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchasers as follows:

(a)                                 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date that is two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and the SEC Reports filed with, or furnished to, the Commission and publicly available prior to the date hereof being the “Filed SEC Reports”; provided, that, other than for purposes of this Section 3.1(a) and Section 3.1(b), references to SEC Reports and Filed SEC Reports shall be deemed to exclude any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis, individually or in the aggregate, would not have or reasonably be expected to be material to the Company.  As of their respective filing dates, or to the extent corrected by a subsequent restatement prior to the date hereof, as of the date of such restatement, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company qualifies as a “well known seasoned issuer”, (ii) none of the Company’s subsidiaries is required to file any documents with the Commission, (iii) there are no outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Filed SEC Reports and (iv) to the Company’s Knowledge, none of the Filed SEC Reports is the subject of ongoing Commission review, outstanding Commission comment or outstanding Commission investigation.

(b)                                 The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the SEC Reports complied as to form, as of their respective dates of filing with the Commission, in all material respects with the published rules and regulations of the Commission with respect thereto, have been prepared in all material respects in accordance with U.S. GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto.   Neither the Company nor any of its subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its subsidiaries as of September 30, 2017 (the “Balance Sheet Date”) included in the Filed SEC Reports, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Acquisition Agreement or the other Transaction Documents, or (iv) as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

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(c)                                  The Company and each of its subsidiaries has filed all material United States federal, state, local and non-United States tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for any such taxes currently being contested in good faith. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect. Except as would not have a Material Adverse Effect, as of the date hereof, the net operating loss carryovers and capital loss carryovers of the Company and its subsidiaries are not subject to limitation on their use under section 382, 383 or 1502 of the Code, or any provision of any regulation (whether final or temporary) promulgated under such Code provisions.

(d)                                 (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Filed SEC Reports any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Filed SEC Reports; and (ii) since the respective dates as of which information is given in the Filed SEC Reports, there has not been any material, individually or in the aggregate, adverse change, or any development, individually or in the aggregate, involving a prospective adverse change that is material (I) in or affecting the properties, business, management, prospects, operations, earnings or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (II) to the ability of the Company to consummate the transactions contemplated by the Transaction Documents or the Acquisition Agreement on a timely basis or on the ability of the Company to comply with its obligations under the Transaction Documents or the Acquisition Agreement (a “Material Adverse Effect”).

(e)                                  The Company and its subsidiaries have good and marketable title to all real property owned by them, if any, and have good title to all other material property owned by them, in each case free and clear of all liens (except those provided by the Senior Credit Facilities Documentation), encumbrances and defects except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(f)                                   Except as described in the Filed SEC Reports or would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws or otherwise and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or Proceedings relating to any Environmental Law or otherwise against the Company or any of its

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subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or Proceeding by any private party or governmental agency or body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(g)                                  The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in all material respects in the SEC Reports, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (A) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, with the company power and authority to own its properties and conduct its business as described in the SEC Reports, and (B) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (B), where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(h)                                 The execution and delivery of this Agreement by the Company and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action including by the Board of Directors.  Each Transaction Document to which it is a party has been (or, in the case of the Transaction Documents to be executed by the Company after the date hereof but at or prior to the Closing, will be at the Closing) duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.   Except for the Stockholder Approval with respect to the conversion of the Preferred Shares to Conversion Shares, no vote, consent or approval of the stockholders of the Company is required under applicable law, the Company Organizational Documents or under any contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(i)                                     The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 5,000 shares of Preferred Stock, of which 250 Preferred Shares will be authorized as of the Closing and no other shares of Preferred Stock will be authorized. At the close of business on February 21, 2018 (the “Capitalization Date”), (i) 44,552,281 shares of Common Stock were issued and outstanding, (ii) 605,501 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iii) 453,882 shares of Common Stock were subject to outstanding Company Stock Options, (iv) 393,763 shares of Common Stock were reserved and available for purchase under the Company’s employee stock purchase plan (the “Employee Stock Purchase Plan”) and (v) no shares of Preferred Stock were issued or outstanding.

(j)                                    Except as described in Section 3.1(i) or disclosed in accordance with Section 3.1(d) as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no

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outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in the preceding clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its subsidiaries to make any payments based on the price or value of any Company Securities. Since the Capitalization Date through the date hereof, neither the Company nor any of its subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the stock option, service based restricted stock awards and performance-based restricted stock awards referred to in Section 3.1(i) that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement, including the matters referred to in Section 3.1(d) or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock. There are no outstanding agreements of any kind which obligate the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in the Filed SEC Reports, none of the Company or any subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.

(k)                                 All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights and were not issued in violation of any rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and conform in all material respects to the description of such capital stock contained in the Filed SEC Reports.  All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens (except those provided by the Senior Credit Facilities Documentation), encumbrances, equities or claims and there are no options, warrants or rights to acquire shares of capital stock of any subsidiary of the Company. With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (together with the Employee Stock Purchase Plan, the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and (iv) each such grant was properly accounted for in accordance with U.S. GAAP.

(l)                                     The Preferred Shares to be issued and sold by the Company to the Purchasers hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Purchasers’ representations in Section 3.2, issued in compliance with all applicable

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federal and state securities laws; the Conversion Shares have been duly authorized and, when issued and delivered in accordance with the Transaction Documents and the Certificate of Designations upon conversion of the Preferred Shares, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of Purchasers’ representations in Section 3.2, issued in compliance with all applicable federal and state securities laws; and the issuance of the Securities is not and will not be in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all liens and encumbrances, except restrictions imposed by the Securities Act and any applicable state securities laws. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Organizational Documents, as amended by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance.  Nothing in this subsection shall be construed to mean that the Preferred Shares, Conversion Shares and Common Stock are not subject to the restrictions set forth in the Certificate of Designations and the Investor Rights Agreement.

(m)                             The execution, delivery and performance by the Company of this Agreement, the Transaction Documents (including the adoption of the Certificate of Designations), the Acquisition Agreement and the Senior Credit Facility Documentation and the consummation of the transactions contemplated hereby and thereby, including the issue and sale of the Preferred Shares, their conversion into the Conversion Shares and the compliance by the Company with its obligations hereunder and thereunder, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any subsidiary, or (C) violate any law, rule, regulation, order, judgment or decree (including federal and state securities laws) of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (D) require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body, securities exchange or third party, except for (w) the Stockholder Approval with respect to the conversion of the Preferred Shares to Conversion Shares, (x) approvals of the state public utility commissions or similar Governmental Entities set forth on Schedule 3.1(m) and such filings as may be required under the HSR Act, if applicable, provided, that such approvals and filings are not required unless and until the Preferred Shares convert to Conversion Shares, (y) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, and (z) with respect to any third party consent, the failure of which to obtain, individually or in the aggregate, would not be reasonably expected to material to the Company and its subsidiaries, taken as a whole, or adversely impact the ability to consummate the transactions contemplated hereby and by the Transaction Documents (including the issuance and sale of the Preferred Shares and their conversion into the Conversion Shares).

(n)                                 Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default, individually or in the aggregate, would not be material to the Company and its subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby.

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(o)                                 Other than as set forth in the Filed SEC Reports, there are no legal or governmental Proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;  and, to the Company’s Knowledge, no such Proceedings are threatened by governmental authorities or threatened in writing by others.

(p)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(q)                                 CohnReznick LLP, who have audited certain financial statements of the Company and its subsidiaries, is a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and is “independent” with respect to the Company within the meaning of Regulation SX and the Public Company Accounting Oversight Board (United States) and to the Company’s Knowledge, is in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(r)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s)                                   The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Principal Trading Market.

(t)                                    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective.

(u)                                 The Company and its subsidiaries own or possess, or can reasonably promptly acquire on commercially reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights, moral rights and other rights necessary for the conduct of the business now operated by them, except as would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received (or reasonably expects to receive) any notice of infringement of or conflict with rights of others with respect to any of the foregoing or otherwise which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)                                 The Company and each of its subsidiaries have complied, and are currently in compliance, in all material respects with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal or disclosure of personally identifiable information or any other

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information collected from or provided by third parties. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company or its subsidiaries. The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company or any of its subsidiaries. There has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

(w)                               The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and adequate for the businesses in which they are engaged.

(x)                                 Neither the Company nor any of its subsidiaries maintains or contributes to, or otherwise has any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Internal Revenue Code; the Company and its subsidiaries are in compliance in all material respects with the provisions of ERISA and the Internal Revenue Code applicable to employee benefit plans maintained or contributed to by the Company and its subsidiaries; no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which the Company or any of its subsidiaries would have any material liability.

(y)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the Company’s Knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect.

(z)                                  The holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities; none of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; except as disclosed in the Filed SEC Reports there are no Persons with registration or other similar rights to have securities of the Company registered under the Securities Act or the rules and regulations of the Commission thereunder; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except as disclosed in Section 3.1(i); and the description of the Company Stock Plans, and the options or other rights granted thereunder, included in the SEC Reports fairly presents the information required to be shown with respect to such plans, options and rights.

(aa)                          None of the Company, its subsidiaries or, to the Company’s Knowledge, any of their respective Affiliates does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or

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indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries or any joint venture partner or other Person, in a manner that violates any U.S. sanctions administered by OFAC.

(bb)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(cc)                            Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)                          Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Preferred Shares hereunder does not contravene the rules and regulations of the Trading Market.

(ee)                            The issued and outstanding Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Principal Trading Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or to delist, or likely to have the effect of delisting, such Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating or suspending such registration or listing.  The Company is in compliance with all applicable listing requirements of the Principal Trading Market.

(ff)                              None of the Company, its subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) impair the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Preferred Shares as contemplated hereby or (ii) cause the offering of the Preferred Shares pursuant to the

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Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated; it being acknowledged that this offering will be integrated with certain sales of Preferred Stock and Common Stock occurring simultaneously on the Closing Date.

(gg)                            Neither the Company nor, to the Company’s Knowledge, any Person acting on behalf of the Company has offered or sold any of the Preferred Shares by any form of general solicitation or general advertising.

(hh)                          The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no anti-takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable to the transactions contemplated hereby (including the issuance of the Conversion Shares).

(ii)                                  The proceeds from the sale of the Preferred Shares together with the indebtedness described in the Company’s debt commitments provided to Purchaser on or before the date of this Agreement will, in the aggregate, be sufficient to fund the acquisition contemplated by the Acquisition Agreement and to pay the expenses required to be paid by the Company related to such acquisition and the transactions related thereto.

3.2                               Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                                 Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  Each Transaction Document to which it is a party has been (or, in the case of the Investor Rights Agreement, will be at the Closing) duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                                 The execution, delivery and performance by such Purchaser of this Agreement and the Investor Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)                                  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring

17

the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, the Certificate of Designations and the Investor Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)                                 At the time such Purchaser was offered the Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                                  Such Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                                   Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the current time, is able to afford a complete loss of such investment.

(g)                                  Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(h)                                 Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Trading Affiliate of such Purchaser has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).

(i)                                     No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

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(j)                                    Such Purchaser has independently evaluated the merits of its decision to purchase the Preferred Shares pursuant to the Transaction Documents.  Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares.

(k)                                 Such Purchaser understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Shares.

(l)                                     Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)                             None of the Purchasers or their Trading Affiliates beneficially own any Common Stock or Equity Interests of the Company (other than pursuant to the Transaction Documents).

(n)                                 Such Purchaser’s offices in which its investment decision with respect to the Preferred Shares was made are located at the address set forth for notices to be delivered to such Purchaser in Section 6.3.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1                               Transfer Restrictions.

(a)                                 Legends.  Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(b)                                 Removal of Legends.  The legend set forth in Section 4.1(a) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable account at the Depository Trust Company (“DTC”) designated by such holder, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Certificates for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of such Purchaser’s prime broker with DTC as directed by such Purchaser.

4.2                               Integration.  The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction, the transactions contemplated hereby or (other than the Stockholder Approval) the issuance of the Conversion Shares.

4.3                               Use of Proceeds.  The Company shall use the net proceeds from the sale of the Preferred Shares hereunder to fund the its acquisition of Interoute Communications Holdings S.A. as contemplated by the Acquisition Agreement, and to pay related transaction expenses.

4.4                               Form D; Blue Sky.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.5                               Short Sales.  If, during the period commencing on the date hereof ending on the first to occur of (a) the Closing or (b) termination of this Agreement in accordance with its terms pursuant to Section 6.15, the Company notifies the Purchasers that it intends to conduct a public offering of Common Stock, then the Purchasers shall not, and shall cause its Trading Affiliates not to, engage, in any sales or Short Sales involving the Company’s securities during the period commencing with receipt of such notice and ending on the first to occur of (i) the closing or abandonment of such public offering or (ii) (A) the Closing (in which case, any such restrictions will be governed solely by the Investor Rights Agreement) or (B) termination of this Agreement in accordance with its terms pursuant to Section 6.15; provided, however, the foregoing shall not apply to a bona fide pledge or the enforcement thereof or a sale or transfer of shares pursuant thereto.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the staff of the Commission has taken the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, and is aware of Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

4.6                               Corporate Actions.  At any time that any Preferred Shares are outstanding, the Company shall: (a) take all action necessary to at all times have authorized, and reserved for the purpose of issuance

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from and after the Closing Date, the number of shares of Common Stock issuable upon conversion of such Preferred Shares in accordance with the terms of the Certificate of Designations (assuming conversion in full without giving effect to any limitation on conversions pursuant to the Certificate of Designations, any rules of a Trading Market or otherwise, including any applicable limitations related to obtaining stockholder approval of such issuance); and (b) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the New York Stock Exchange in respect of the Conversion Shares other than in connection with a Change of Control (as defined in the Certificate of Designations) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under the Certificate of Designations.

4.7                               Funding Notice.  The Company shall deliver a written notice of funding to the Primary Investor at least two Business Days prior to the anticipated Closing Date; provided, that such notice may not be delivered until all conditions to the consummation of the transactions contemplated by the Acquisition Agreement have been satisfied (other than those conditions which, by their terms, cannot be satisfied until the closing of under the Acquisition Agreement, but which are capable of being satisfied at such closing).

4.8                               Efforts to Consummate.

(a)                                 Subject to the terms and conditions herein provided, each of the Purchasers and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article V).

(b)                                 Each of the Purchasers and the Company shall use reasonable best efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”), including the conversion of the Preferred Shares into Common Stock.  Each Purchaser and the Company shall, if applicable, (i) make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and (ii) shall supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act.  In addition, the Company shall make appropriate filings under applicable law with each state public utility commission or similar agency with respect to which a notice filing or approval filing is required in connection with the transactions contemplated by this Agreement as promptly as practicable and each Purchaser shall provide such assistance in connection therewith as the Company may reasonably request.  Each Purchaser and the Company shall promptly inform the other parties hereto of any communication between such Purchaser or the Company, as applicable, and any Governmental Entity regarding any of the transactions contemplated by this Agreement.  Without limiting the foregoing, the Purchasers, the Company and their respective Affiliates shall not, if applicable, extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto, and if approval under the HSR Act is so conditioned, the Purchasers agree to take all actions that are required by any Governmental Entity to expeditiously consummate the transactions contemplated by this Agreement (subject, in the case of conversion of the Preferred Shares into Common Stock, to the Stockholder Approval), including to expeditiously (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Purchaser, (B) terminate, amend or assign existing relationships and contractual rights and obligations (other than terminations that would result in a breach of a contractual obligation to a third party) and (C) enter into, amend, assign or terminate licenses or other agreements (other than as would result in a breach of a license or such other agreement with a third party), but in each

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case only if, and to the extent that, taking such actions would satisfy the conditions of such Governmental Entity.

(c)                                  The Purchasers and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as reasonably practicable.  Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.8.

(d)                                 In the event any claim, action, suit, investigation or other Proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, each of the Purchasers and the Company agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other Proceeding and, if an injunction or other order is issued in any such action, suit or other Proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

(e)                                  In the event that a Governmental Entity issues a request for additional information or documentary material pursuant to the HSR Act, if applicable (the “Second Request”), in connection with the transactions contemplated by this Agreement, then each Purchaser and the Company shall make (or cause to be made), as soon as reasonably practicable and after consultation with the other, an appropriate response in compliance with the Second Request in order to obtain expiration or termination of the applicable waiting period.

(f)                                   The Purchasers and the Company shall not, and shall cause their controlled Affiliates (which, for purposes of this Section 4.8(f), shall exclude any portfolio company of any Purchaser) not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to: (i) impose any delay in the obtaining of, or increase (in any non-de minimis respect) the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) increase (in any non-de minimis respect) the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) increase the risk (in any non-de minimis respect) of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated by this Agreement.

4.9                               Interim Operating Covenants of the Company. Except as expressly contemplated by this Agreement, from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall, and cause each of its subsidiaries to, except as consented to in writing by the Primary Investor:

(a)                                 not take any action that if taken after the Closing Date, would require the approval of a majority of the shares of the outstanding Preferred Stock pursuant to the terms of the Certificate of Designations, assuming for such purposes that the Certificate of Designations was in full

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force and effect and the “Original Issue Date” (as defined in the Certificate of Designations) was the date of this Agreement;

(b)                                 not take any action that, if taken after the Closing Date, would (i) give rise to any “Change of Control” or other “Fundamental Corporate Transaction” or any adjustment to the “Conversion Rate” under the Certificate of Designations (with such terms having the definitions ascribed thereto in the Certificate of Designations for the purpose of this clause (i)), other than the sale of Equity Securities not in violation of Section 4.9(a), assuming the Certificate of Designations was in full force and effect and the “Original Issuance Date” (as defined in the Certificate of Designations) was the date hereof, or (ii) give rise to any rights of Purchaser to participating dividends under the Certificate of Designations assuming it was in full force and effect;

(c)                                  notify the Primary Investor promptly upon any termination of, or material breach (or alleged material breach) of the Acquisition Agreement by the Company or any of its Affiliates or, to the Company’s Knowledge, any other party thereto;

(d)                                 not modify, amend or waive any term of the Acquisition Agreement in any manner materially adverse to any Purchaser; it being agreed and understood that (i) any reduction in aggregate purchase price from the original aggregate purchase price set forth in the Acquisition Agreement shall not be materially adverse to the interests of Purchaser and (ii) any increase in purchase price shall not be materially adverse to Purchaser so long as such increase is funded with the proceeds of Junior Securities as such term is defined in the Certificate of Designations, or with such proceeds and additional indebtedness that does not increase the Company’s debt to equity leverage ratio from that contemplated by the debt commitments provided to the Company as of the date of this Agreement; and

(e)                                  not enter into any agreement with respect to its securities which would be inconsistent with or violate the rights granted to the holders of Registrable Securities pursuant to the Investor Rights Agreement (assuming it was in full force and effect as of the date hereof).

4.10                        Adjustments.  If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the “Conversion Rate” (as defined in the Certificate of Designations) under the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement, the Company shall adjust the “Conversion Rate” as of the Closing in the same manner as would have been required by the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement.  This Section 4.10 shall not be deemed to cure any breach of Section 4.9 and the Purchasers reserve all rights and remedies in connection with any such breach of Section 4.9 notwithstanding the provisions of this Section 4.10.

4.11                        Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and the Purchasers shall give prompt written notice to the other of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the transactions contemplated by the Transaction Documents, (b) all effects, changes, events and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Closing Date, cause any of the conditions set forth in Article V not to be satisfied, (c) any effect, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (d) any litigation relating to the transactions contemplated by the Transaction Documents (the “Transaction Litigation”) and any updates to the status thereof. The Company and its subsidiaries shall give the Primary Investor an opportunity to discuss with the Company and its representatives any Transaction Litigation (subject to the entry into any joint defense or similar agreement and otherwise subject to the protection of any attorney-client or other similar doctrine or privilege) and

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the Company and its representatives shall consider the Primary Investor’s recommendations with respect thereto in good faith. For the avoidance of doubt, no updated information provided in accordance with this Section 4.11 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or affect any rights under this Agreement or the other Transaction Documents.

4.12                        Additional Post-Closing Covenants

(a)                                 Stockholder Approval.

(i)                                     The Company shall promptly prepare and file with the Commission a proxy statement for its first annual meeting after the Closing Date and shall include in such proxy statement a proposal to the Company’s stockholders to authorize and approve (the “Stockholder Approval”), as required by one or more provisions of Rule 312.03 of the NYSE Listed Company Manual or any successor rule, the issuance of all Conversion Shares issuable upon the conversion of the Preferred Shares (which conversion, for avoidance of doubt, shall occur upon or after such approval pursuant to and in accordance with the terms of the Certificate of Designations), and a recommendation by the Board of Directors in favor of the approval of such proposal (providing the highest level of support for the approval of such proposal as the Board of Director provides to any other proposal included in such proxy statement), which recommendation shall not be withdrawn, qualified or modified.

(ii)                                  If the Company does not obtain the Stockholder Approval at its first annual meeting after the Closing Date, the Company shall use its reasonable best efforts to obtain the Stockholder Approval as promptly as practicable thereafter, including by holding one or more special meetings prior to the following annual meeting and thereafter to solicit the Stockholder Approval. Any such proxy shall include a recommendation by the Board of Directors in favor of such proposal equivalent to that required pursuant to Section 4.12(a)(i), which recommendation shall not be withdrawn, qualified or modified.

(iii)                               The Company shall notify the Purchasers promptly of the receipt of any comments from the Commission or its staff with respect to any proxy statement in which the Stockholder Approval is sought and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Purchasers with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  The Company shall use its reasonable best efforts to respond to any such comments from the Commission or its staff. The Company shall consult with the Purchasers prior to filing any such proxy statement, or any amendment or supplement thereto, or responding to any comments from the Commission or its staff with respect thereto, and provide the Purchasers with a reasonable opportunity to comment thereon, and consider in good faith any comments proposed by the Purchasers.

(b)                                 NYSE Listing.  The Company shall prepare and submit to the New York Stock Exchange a listing application for the shares of Common Stock issuable upon conversion of the Preferred Shares, in order to obtain the written approval from the New York Stock Exchange for the listing of such shares upon conversion.  Such application shall be made at such date after the date of this Agreement as the Purchasers may request, or such earlier date as the Company may determine in its sole discretion.

4.13                        Publicity.  The Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A)

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any registration statement contemplated by the Investor Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with a reasonable opportunity to comment on such disclosure in advance.

4.14                        Certain Tax Matters.

(a)                                 The Company shall pay any and all documentary, stamp and similar issue or transfer tax due upon the issuance of (i) the Preferred Shares, (ii) the Conversion Shares and (iii) any shares in Holdco issued to the Purchasers, and the Company will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees.

(b)                                 Unless required as a result of a change in law, the Purchasers and the Company agree not to treat the Preferred Shares as “preferred stock” within the meaning of Section 305 and 1.305-5 of the Internal Revenue Code for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(c)                                  As and when reasonably requested by any Purchaser, the Company agrees to provide prompt assistance in connection with determinations by such Purchaser of whether specified shares of Common Stock or shares of Preferred Stock that such Purchaser holds or has held constitute a “United States real property interest” under Section 897 of the Code.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1                               Conditions Precedent to the Obligations of the Purchasers to Purchase Preferred Shares.  The obligation of the Purchasers to acquire Preferred Shares by payment of the Subscription Amount at the Closing is subject solely to the satisfaction or waiver of the following conditions precedent, any or all of which may be waived by the Purchasers:

(a)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)                                 Certificate of Designations.  The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(c)                                  Consummation of Acquisition. The Acquisition Agreement shall be in full force and effect. The closing under the Acquisition Agreement shall have been, or substantially concurrently with the initial funding of the Subscription Amount shall be, consummated in accordance with the Acquisition Agreement, and all conditions to the consummation of the transactions contemplated by the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their terms, cannot be satisfied until the closing under the Acquisition Agreement but which are capable of being satisfied at such closing) without giving effect to any amendment, modification, or waiver of any material terms or conditions of the Acquisition Agreement not previously approved in writing by the Primary Investor.

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(d)                                 Company Deliverables. The Company shall have delivered, or concurrently with the Closing is delivering, the Company Deliverables in accordance with Section 2.2(a).

(e)                                  Reservation of Shares of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, a number of shares of Common Stock equal to 110% of the number of Conversion Shares issuable upon conversion of the Preferred Stock.

For the avoidance of doubt, the failure of any representation and warranty of the Company to be true and correct, whether upon signing this Agreement or upon the Closing, shall not be a condition to the obligation of the Purchasers to consummate the Closing, expect for, and to the extent specifically set forth in, the officer’s certificate attached hereto as Exhibit F.

5.2                               Conditions Precedent to the Obligations of the Company to sell Preferred Shares.  The obligation of the Company to sell and issue the Preferred Shares at the Closing to the Purchasers is subject solely to the satisfaction or waiver of the following conditions, any or all of which may be waived by the Company:

(a)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)                                 Consummation of Acquisition. The Acquisition Agreement shall be in full force and effect. The closing under the Acquisition Agreement shall have been, or substantially concurrently with the initial funding of the Subscription Amount shall be, consummated.

(c)                                  Purchaser Deliverables. Such Purchaser shall have delivered, or concurrently with the Closing is delivering, its Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE VI
MISCELLANEOUS

6.1                               Fees and Expenses. Other than as set forth in Section 4.8 or Section 6.14, any fees and expenses incurred by the parties in connection with the Transaction Documents shall be borne by the party that incurred such fees and expenses; provided, that the Company shall (a) upon the Closing (or, to the extent any such costs and expenses are incurred after the Closing, promptly following notice from a Purchaser requesting reimbursement thereof) reimburse the Purchasers for their reasonable out-of-pocket costs and expenses incurred in connection with the evaluation (including due diligence), negotiation and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including the transactions contemplated by the Acquisition Agreement), including fees and expenses of legal and accounting advisors in connection with any of the foregoing and (b) reimburse the Purchasers for all filing fees under the HSR Act and other applicable laws.

6.2                               Entire Agreement.  The Transaction Documents (including, from and after the Closing, the Investor Rights Agreement), together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

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6.3                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	GTT Communications, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Chris McKee, General Counsel
E-mail: Chris.McKee@gtt.net

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Jay Schifferli, Esq., and Jocelyn Arel, Esq.
E-mail: JSchifferli@goodwinlaw.com and JArel@goodwinlaw.com

If to a Purchaser:	Acacia Partners, L.P.
c/o Ruane, Cunniff & Goldfarb Inc.
9 West 57th Street, Suite 5000
New York, New York. 10019-2701
Attention: Gregory Alexander and Michael Sloyer
Email: michaels@ruanecunniff.com

With a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Stuart D. Freedman, Esq.
Email: stuart.freedman@srz.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4                               Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Primary Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Any waiver granted by the Primary Investor shall be deemed to constitute a waiver by all of the Purchasers.

6.5                               Construction; Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement

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shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (viii) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

6.6                               Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser.  Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7                               No Third-Party Beneficiaries. Except as set forth in Section 6.13 and Section 6.14, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of and shall not confer any rights or remedies on, nor may any provision hereof be enforced by, any other Person.

6.8                               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

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LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9                               Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Preferred Shares.

6.10                        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11                        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12                        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.13                        Limitation of Liability; No Recourse.

(a)                                 Notwithstanding anything that may be expressed or implied in this Agreement, the liability of each Purchaser hereunder shall be several, not joint and several with any other purchaser of Preferred Stock, and under no circumstance shall any Purchaser be liable for any amounts hereunder or pursuant to claims related to any breach or alleged breach of this Agreement in excess of its respective Subscription Amount.

(b)                                 Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that one or more Purchasers may be a corporation, partnership, limited liability company or trust, the Company and each Purchaser covenant, agree and acknowledge that no recourse under this Agreement, any Transaction Document or any other documents or instruments delivered in connection with this Agreement shall be had against any current or future Affiliate, director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder) of any Purchaser or any director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder), Affiliate or assignee thereof (collectively, “Purchaser Related Parties”), whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Purchaser or any current or future director, officer, employee, general or limited partner, stockholder, manager, member or trustee of any Purchaser or of any Affiliate or assignee thereof,

29

as such for any obligation of any Purchaser under this Agreement, any Transaction Document or any other documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.14                        Indemnification. The Company will indemnify each Purchaser and each Purchaser Related Party to the full extent lawful against any and all claims by any Person (including any stockholders of the Company), losses, fines and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee’s counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other Proceedings arising therefrom) arising in connection with this Agreement, the Acquisition Agreement, any of the other Transaction Documents or any transactions contemplated hereby or thereby (including the application for, receipt of or failure to receive approvals of state public utility commissions or similar Governmental Entities required by the consummation of the transactions contemplated by this Agreement, including the issuance of the Conversion Shares (except to the extent that such claim, loss, fine or expense results from the failure to obtain approval by any state public utility commission that is required because any Purchaser elects to purchase additional Common Stock after the date hereof (excluding the purchase of the Preferred Shares under this Agreement) and such purchase results in the need for an approval that would not otherwise be required)), or in connection with any action or failure to take any action in connection therewith or any such indemnitee being a controlling person of a Purchaser Related Party or any of its subsidiaries; provided, however, there shall be excluded from such indemnification (a) any such claim, loss or expense to the extent that it is based upon any action or failure to act by such indemnitee that is found in a final judicial determination to constitute gross negligence or intentional misconduct on such indemnitee’s part and (b) any such claim, or loss or expense to the extent that it is based on such claim, brought by the Company against a Purchaser (but not on behalf of the Company by any of its stockholders) for a breach of this Agreement by such Purchaser. The Company will advance costs and expenses, including attorney’s fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.

6.15                        Termination. This Agreement may be terminated and transactions contemplated hereby abandoned at any time prior to the Closing: (a) by mutual written consent of the Company and the Primary Investor, (b) by the Company or the Primary Investor if the transactions contemplated by the Acquisition Agreement have not been consummated by the earlier of (i) the date which is six (6) months plus 5 Business Days after the date hereof, or (ii) the date which is (A) the “Longstop Date” (as defined in the Acquisition Agreement and after giving effect to any extensions of time provided therein), plus (B) five (5) Business Days (as defined in the Acquisition Agreement), plus (C) five (5) Business Days, (c) by the Company or Primary Investor if the Acquisition Agreement has been terminated in accordance with its terms, or (d) by the Primary Investor if the Company or any of its Affiliates institutes, directly or indirectly, any action, litigation or other Proceeding against (i) any Purchaser Related Parties in connection with the transactions described in this Agreement or the Transaction Documents or (ii) Purchaser in connection with the transactions described in this Agreement, other than in the case of clause (ii), an action, litigation or other Proceeding seeking to enforce this Agreement in accordance with its terms.  Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, and Sections 6.13 and 6.14 shall survive the termination of this Agreement.

30

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

31

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

ACACIA PARTNERS, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
	Name:	Gregory Alexander
	Title:	Managing Member

ACACIA II PARTNERS, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
	Name:	Gregory Alexander
	Title:	Managing Member

ACACIA INSTITUTIONAL PARTNERS, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
	Name:	Gregory Alexander
	Title:	Managing Member

ACACIA CONSERVATION FUND, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
	Name:	Gregory Alexander
	Title:	Managing Member

ACACIA CONSERVATION MASTER FUND (OFFSHORE), L.P.

By:
	Name:	Gregory Alexander
	Title:	Director

EXHIBITS

A:                                   Form of Certificate of Designations

B:                                   Form of Investor Rights Agreement

C:                                   Wire Instructions

D-1:                        Accredited Investor Questionnaire

D-2:                        Stock Certificate Questionnaire

E:                                    Form of Secretary’s Certificate

F:                                     Form of Officer’s Certificate

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

A-1

CERTIFICATE OF THE DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF

GTT COMMUNICATIONS, INC.

i

INDEX OF DEFINED TERMS

Accrued Dividends	20
Accumulated Dividends	20
Affiliate	20
As-Converted COC Per Share Amount	16
As-Converted Per Share Amount	5
Automatic Conversion Date	20
Base Liquidation Preference	20
Beneficial Owner	21
Beneficial Ownership	21
Beneficially Own	21
Board	1
Business Day	21
Bylaws	21
Capital Stock	21
Certificate of Designation	1
Certificate of Incorporation	1
Change of Control	21
Change of Control Excess Amount	16
Change of Control Initial Payment	16
Change of Control Notice	17
Change of Control Payment Default Shares	19
Change of Control Purchase Price	16
Change of Control Put	15
COC Put	22
COC Put Conditions	22
Common Stock	2
Company	1
Control	23
Controlled by	23
Conversion Date	23
Conversion Price	23
Conversion Rate	23
Conversion Restrictions	5
Covered Funded Indebtedness	23
Covered RP Covenant	23
Credit Parties	27
DGCL	24
Distribution Transaction	24
Dividend Period	2
Equity Securities	24
Exchange	24
Exchange Act	24
Fair Market Value	24
Freely Marketable Securities	25
Fundamental Corporate Transaction	12

ii

group	25
HY Indentures	25
Investor Rights Agreement	25
Junior Securities	2
Liquid Consideration	26
Liquidation	5
Liquidation Date	5
Liquidation Preference	5
Original Issuance Date	26
Original Per Share Purchase Price	26
Paid in Full	26
Parity Securities	2
Participating Dividends	4
Person	26
Preferred Stock	1
Primary Investor	26
Put Convert Consent	16
Put Preferred Stock	15
Qualified Other Debt	22
Regular Dividend Date	26
Regular Dividend Record Date	3
Restricted Payments	27
Rights Plans	7
Sale Date	15
Securities Act	27
Securities Purchase Agreements	27
Senior Credit Facility	27
Senior Credit Facility Obligations	27
Senior Securities	2
Series A Convertible Preferred Stock	1
Series A Preferred Dividends	2
Series A Preferred Stock	1
Special Distribution	12
Stockholder Approval	28
Successor	15
Survivor	28
Trading Day	28
Transaction Agreements	28
Unpaid Dividends	28
VWAP	29

iii

CERTIFICATE OF THE DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF

GTT COMMUNICATIONS, INC.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

GTT Communications, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the board of directors of the Company (the “Board”) by its Second Amended and Restated Certificate of Incorporation, as amended by that certain Certificate of Amendment dated December 31, 2013 (as amended from time to time in accordance with the terms hereof, hereinafter referred to as the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board has duly approved and adopted the following resolution:

“RESOLVED, that pursuant to the authority vested in the Board by the provisions of the Certificate of Incorporation, there is hereby created, out of the 5,000 shares of preferred stock, par value $0.0001 per share, of the Company authorized in Article FOURTH of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of 250 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock) (the “Certificate of Designations”):

Section 1.                                           Designation and Amount; Rank.

(a)                                 The shares of such series of Preferred Stock shall be designated as “Series A Convertible Participating Preferred Stock” (the “Series A Preferred Stock”), par value $0.0001 per share, and the authorized number of shares constituting such series shall be 250.  The number of shares of Series A Preferred Stock authorized may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than that number of the shares then issued and outstanding plus the number of shares of Series A Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

(b)                                 The Series A Preferred Stock ranks, with respect to dividend rights and rights upon any Liquidation:

(i)                                     senior in preference and priority to the common stock of the Company, par value $0.0001 per share (the “Common Stock”) and each other class or series of Equity Securities of the Company or series of Preferred Stock hereafter created (collectively, with the Common Stock, the “Junior Securities”), in each case, other than Parity Securities and Senior Securities;

(ii)                                  on a parity with, without preference or priority, with any other class or series of Equity Securities of the Company or series of Preferred Stock hereafter created, in each case, that (x) have been approved by the requisite holders of Series A Preferred Stock in accordance with Section 4(b) hereof and otherwise not issued in violation of any of the provisions of this Certificate of Designations, and (y) have terms which expressly provide that it shall rank on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon any Liquidation (collectively, the “Parity Securities”); provided, however, that any such class or series that is issued in violation of the preceding clause (x) or do not have the terms described in the preceding clause (y) shall be deemed to be Junior Securities and not Parity Securities; and

(iii)                               junior in preference and priority to each other class or series of Equity Security of the Company or series of Preferred Stock hereafter created, in each case, that (x) have been approved by the requisite holders of Series A Preferred Stock in accordance with Section 4(b) hereof and otherwise not issued in violation of any of the provisions of this Certificate of Designations, and (y) have terms which expressly provide that it shall rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon any Liquidation (collectively, the “Senior Securities”); provided, however, that any such class or series that is issued in violation of the preceding clause (x) or do not have the terms described in the preceding clause (y) shall be deemed to be Junior Securities and not Senior Securities.

Section 2.                                           Dividends.

(a)                                 Series A Preferred Dividends.

(i)                                     In addition to any Participating Dividends payable pursuant to Section 2(b), each share of issued and outstanding Series A Preferred Stock shall entitle its holder to receive, whether or not authorized or declared by the Board and whether or not there are profits, surplus or other funds legally available for the payment thereof, cumulative preferential dividends (the “Series A Preferred Dividends”) at a per annum rate equal to the Dividend Rate on the Base Liquidation Preference of such share of Series A Preferred Stock from the Original Issuance Date, accruing from the Original Issuance Date and payable quarterly in arrears on each Regular Dividend Date (the period commencing on the Original Issuance Date and ending on the first Regular Dividend Date, and each period thereafter commencing on the day immediately after a Regular Dividend Date and ending on the next Regular Dividend Date being a “Dividend Period”). The record date for each Series A Preferred Dividend payable on a particular Regular Dividend Date shall be the date that is fifteen (15) days prior to such Regular Dividend Date, unless otherwise mutually agreed by the Company and the holders of a majority of the Series A Preferred

Stock outstanding as of the relevant time (such record date, the “Regular Dividend Record Date”).  Series A Preferred Dividends shall (x) be cumulative from the Original Issuance Date, (y) accrue on a daily basis, whether or not earned or declared, from and after the Original Issuance Date, and (z) compound quarterly, as set forth in the preceding sentence, in each case through the earliest to occur with respect to such share of Series A Preferred Stock of (A) the Liquidation Date, (B) the Automatic Conversion Date or (C) the Sale Date (to the extent such share of Series A Preferred Stock is Put Preferred Stock), subject to extension as provided herein if the share of Series A Preferred Stock is not repurchased (or, if applicable, any amounts due upon Liquidation or on a Change of Control are not paid) or converted by the Company (or the Successor, as applicable) on any such date. For the avoidance of doubt, no Series A Preferred Dividends are payable in cash, except that Accrued Dividends and Accumulated Dividends on any share of Series A Preferred Stock shall be (i) paid upon redemption or repurchase of such share when such redemption or repurchase is permitted or required hereunder or upon Liquidation and (ii) be included in the applicable Base Liquidation Preference for each share of Series A Preferred Stock for purposes of calculating Participating Dividends.

(ii)                                  The full amount of the applicable Series A Preferred Dividends accrued for a Dividend Period shall automatically, without any action required by or of the Company or the holders of the Series A Preferred Stock, (a) be deemed to be included as Accumulated Dividends and thereby added to the applicable Base Liquidation Preference as of the Regular Dividend Date that occurs at the end of such Dividend Period, and (b) be deemed to be included as Accrued Dividends and thereby added to the applicable Base Liquidation Preference as of any date of determination that occurs prior to the Regular Dividend Date that occurs at the end of such Dividend Period.

(iii)                               Notwithstanding anything to the contrary herein, if any shares of Series A Preferred Stock are converted into shares of Common Stock in accordance with this Certificate of Designations on a Conversion Date that is during the period between the close of business on any Regular Dividend Record Date and the close of business on the corresponding Regular Dividend Date, the Accrued Dividends with respect to such shares of Series A Preferred Stock as of such Conversion Date shall, without any action required by the Company or the holder of such Series A Preferred Stock, be deemed to be Accumulated Dividends and shall be added to the applicable Base Liquidation Preference for purposes of the conversion occurring on such Conversion Date. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, but not including, the last Regular Dividend Date (or, if such Conversion Date is prior to the first Regular Dividend Date, the Original Issuance Date) to, and including, the applicable Conversion Date.

(iv)                              Notwithstanding anything to the contrary herein, if any shares of Series A Preferred Stock are repurchased by the Company in accordance with this Certificate of Designations on a date during the period between the close of business on any Regular Dividend Record Date and the close of business on the corresponding Regular Dividend Date, the Accrued Dividends with respect to such shares of Series A Preferred Stock as of such redemption or repurchase date shall, without any action required by the Company or the holder of such Series A Preferred Stock, be deemed to be Accumulated Dividends and shall be added to the Base Liquidation Preference for purposes of such redemption or repurchase. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, but not including, the last Regular Dividend Date (or, if such redemption or repurchase occurs prior to the First Regular Dividend Date, the Original Issuance Date) to, and including, the date such shares of Series A Preferred Stock are otherwise repurchased in accordance with this Certificate of Designations, as applicable.

(v)                                 The applicable Series A Preferred Dividends for any period less than a full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period of less than one month.

(b)                                 Participating Dividends.

(i)                                     In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock (which dividends and distributions shall be subject to Section 4(b)(iv)), the holders of each share of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Participating Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distributions that such holder would have received had such share of Series A Preferred Stock been converted as of the date immediately prior to the record date of such dividend or distribution on the Common Stock into the number of shares of Common Stock into which such share of Series A Preferred Stock would have been convertible as of such date (assuming such conversion was made pursuant to Section 5(a), without giving effect to the Conversion Restrictions); provided, however, that notwithstanding the foregoing, if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such Participating Dividend shall be payable in respect of the Series A Preferred Stock on account of the portion of such dividend or distribution on the Common Stock that is payable in Common Stock and in lieu thereof, the anti-dilution adjustment in Section 5(d)(i) shall apply; provided, further, that if holders of a majority of the Series A Preferred Stock then outstanding waive the right to receive such Participating Dividends to be received in connection with or as part of a Fundamental Corporate Transaction, Section 5(d)(iii) shall apply.

(ii)                                  Participating Dividends are payable at the same time as and when such dividend or other distribution on the Common Stock is paid to the holders of Common Stock and no such dividend or distribution on Common Stock shall be made unless and until the full amount of the Participating Dividends are paid (or are concurrently being paid) to the holders of Series A Preferred Stock pursuant to this Section 2(b). Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate actions necessary to authorize the issuance of any securities payable as a dividend in respect of the Series A Preferred Stock.

Section 3.                                           Liquidation.

(a)                                 Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (each, but subject to Section 3(d), a “Liquidation”), each share of Series A Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to, or set aside for, a holder of any Junior Securities, an amount (the “Liquidation Preference”) in cash equal to, as of the date of payment in respect of such Liquidation (the “Liquidation Date”) the greater of:

(i)                                     the Base Liquidation Preference plus any Unpaid Dividends, in each case, with respect to such share of Series A Preferred Stock and as of such Liquidation Date; or

(ii)                                  the Fair Market Value of the cash, securities and other property that the holder of such share of Series A Preferred Stock would be entitled to receive had such holder converted such share of Series A Preferred Stock into shares of Common Stock in accordance with Section 5(a) (assuming the Stockholder Approval had been obtained and without giving effect to any restrictions on conversion contained herein or otherwise (collectively, the “Conversion Restrictions”)) immediately prior to such Liquidation Date (the amount set forth in this clause (ii) being, with respect to such share of Series A Preferred Stock, the “As-Converted Per Share Amount”).

(b)                                 If, upon any Liquidation, the assets of the Company available for distribution are insufficient to pay the full Liquidation Preference for each share of Series A Preferred Stock outstanding and the full liquidation preference payable in respect of any outstanding shares of Parity Securities, if any, the holders of Series A Preferred Stock and such Parity Securities shall share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled in the Liquidation and no distribution or payment shall be made to a holder of any Junior Securities in respect of such Junior Securities so held.

(c)                                  Upon any Liquidation, after payment on each share of Series A Preferred Stock of the full Liquidation Preference due thereon to the holder thereof, the holders of Series A Preferred Stock as such shall have no right or claim in respect of such Series A Preferred Stock so held to any of the remaining assets (if any) of the Company available for distribution in respect of the Junior Securities and such remaining assets, if any, shall be distributed, subject to the rights of holders of any Equity Securities of the Company ranking senior to the Common Stock as to liquidation or distributions, ratably among the holders of Common Stock and any other Equity Securities of the Company ranking on parity with the Common Stock as to distributions upon Liquidation.

(d)                                 Notwithstanding anything to the contrary contained herein, unless the holders of a majority of the then outstanding Series A Preferred Stock consent in writing, none of the following shall constitute a Liquidation for purposes hereof: (i) the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or any part of the property or assets of the Company, (ii) the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company, (iii) any Change of Control, (iv) any Fundamental Corporate Transaction, or (v) the reduction, reclassification or redemption of the Capital Stock of the Company.

(e)                                  For the avoidance of doubt, to the extent that any of the Senior Credit Facility Obligations are outstanding or any notes are outstanding under the HY Indenture, in each case, as of the time of any Liquidation subject to this Section 3, the entitlement set forth in Section 3(a) shall be subject to the Senior Credit Facility Obligations or the principal of and interest and premium on such notes, respectively, having been Paid in Full, and no payment or distribution shall be made to any holder of Series A Preferred Stock in accordance with Section 3(a) until after such time.

Section 4.                                           Voting Rights.

(a)                                 Except as expressly provided in Section 4(b) or as otherwise required by the DGCL, the Series A Preferred Stock shall have no voting rights.

(b)                                 So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Certificate of Incorporation, the prior approval of holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class, shall be required for the Company or any of its subsidiaries to take any action, directly or indirectly, including in connection with a merger, consolidation, reorganization or recapitalization, to:

(i)                                     after the Original Issuance Date, (A) issue or cause the issuance of additional shares of Series A Preferred Stock or (B) create, authorize or issue (including by way of reclassification or otherwise) any obligation or security convertible into, or exercisable or exchangeable for, or evidencing a right to purchase any shares of Series A Preferred Stock;

(ii)                                  authorize (or, if previously authorized, increase the authorized amount of), create or issue (including by way of reclassification or otherwise) any Senior Securities or Parity Securities or any obligation or security convertible into, or exercisable or exchangeable for, or evidencing a right to purchase any Senior Securities or Parity Securities;

(iii)                               alter, amend, change, repeal or waive any provision of the Certificate of Incorporation or Bylaws of the Company (or similar organizational documents of any of its subsidiaries) in a manner that, individually or in the aggregate, would adversely affect, alter, change or modify the rights, preferences, privileges or powers of the holders of Series A Preferred Stock (it being understood that any such alteration, amendment, change, repeal or waiver in order to authorize, create or issue Equity Securities not expressly requiring approval of the holders of Series A Preferred Stock pursuant to the preceding clauses (i) and (ii) shall not be deemed to adversely affect, alter, change or modify the rights, preferences, privileges or powers of the holders of Series A Preferred Stock);

(iv)                              declare or pay any dividends on any Capital Stock of the Company or repurchase any Capital Stock of the Company (it being understood, in each case, that the reference to the “Company” herein is exclusively to the Company unless and until the Reorganization, in which case such reference shall be exclusively to the holding company formed as a result thereof) other than (A) repurchases of, and dividends declared and paid on, the Series A Preferred Stock in accordance with the terms of this Certificate of Designations, (B) following the Reorganization, dividends declared and paid solely in the form of Junior Securities (it being understood that any dividends paid to implement a Distribution Transaction shall not constitute a dividend declared in the form of Junior Securities and therefore a Distribution Transaction shall be subject to the prior approval of the Series A Preferred Stock in accordance with this Section 4(b)) and in full compliance with the terms hereof, including Section 2 and Section 5; (C) repurchases (or deemed repurchases) of Common Stock pursuant to plans approved by the Board pursuant to which shares of Common Stock or options to purchase Common Stock are issued to employees, officers, directors and consultants of the Company and (D) following the Reorganization, dividends on Senior Securities;

(v)                                 amend, restate, supplement, modify or replace the Debt Financing Documents in any manner or enter into any agreements or arrangements relating to indebtedness or otherwise containing provisions, in each case, that would (A) restrict the Company from including any Series A Preferred Dividends accrued for a Dividend Period in Accumulated Dividends and thereby adding them to the applicable Base Liquidation Preference pursuant to Section 2(a)(ii), (B) impair the ability of any holder of Series A Preferred Stock to exercise any right with respect to such Series A Preferred Stock under Section 3 or Section 7 or to receive the benefit thereof (in each case, to a greater extent than is currently provided for in the Debt Financing Documents) or (C) enable the Company to pay dividends on Junior Securities prior to and in preference over the Series A Preferred Stock;

(vi)                              enter into any transaction that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (whether or not such Item is applicable to the Company and whether or not in the current fiscal year or in any future fiscal year) it being acknowledged and agreed that the holders of Series A Preferred Stock will not unreasonably withhold, condition or delay their approval of any such transaction;

(vii)                           become a party to, adopt or otherwise become subject to, a stockholders rights agreement, “poison pill” or similar anti-takeover agreement or plan (a “Rights Plans”) unless (x) such Rights Plan would not be applicable to the holders of Series A Preferred Stock (or the Primary Investor and its Affiliates), including any shares of Common Stock received upon conversion of the Series A Preferred Stock, or (y) the Company has excluded the Primary Investor and its Affiliates from the definition of “acquiring person” (or such similar term) as such term is defined in the Rights Plan; or

(viii)                        enter into any contract, agreement, commitment or understanding to do any of the foregoing actions set forth in clause (b)(i) through (b)(vii), unless such contract, agreement, commitment or understanding expressly provides that the

Company’s obligation to undertake any of the foregoing is subject to the prior approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

(c)                                  Notwithstanding anything herein to the contrary, the Company may, at its sole discretion, effect the Reorganization at any time without the prior approval of any holder of Series A Preferred Stock.

Section 5.                                           Conversion.  Each share of Series A Preferred Stock is convertible into shares of Common Stock as provided in, and subject to the terms and conditions of, this Certificate of Designations (including this Section 5).

(a)                                 Conversion.

(i)                                     Each holder of Series A Preferred Stock shall have the right, at any time and from time to time following the date that is one (1) year from the date hereof and following receipt of HSR Clearance, if applicable, at such holder’s option, to convert all or any portion of such holder’s shares of Series A Preferred Stock (the “Optional Conversion Right”) into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock per share of Series A Preferred Stock equal to the amount determined by dividing (i) the Base Liquidation Preference plus any Unpaid Dividends, in each case, with respect to such share of Series A Preferred Stock to be converted by such holder exercising the Optional Conversion Right by (ii) the Conversion Price (the “Optional Conversion Date”) of the Optional Conversion Notice (as defined below), with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 5(b), provided that the Optional Conversion Right shall not be exercisable (A) by any holder of Series A Preferred Stock who is classified as a “substantial security holder” of the Company under Rule 312.03 of the NYSE Listed Company Manual or any successor rule to the extent that the aggregate number of shares of Common Stock issued pursuant to the exercise of the Optional Conversion Right exceeds (I) 0.99% of the number of issued and outstanding shares of Common Stock as of the measurement date required under Rule 312.03 of the NYSE Listed Company Manual or any successor rule if the Conversion Price is less than the book or market value of the Common Stock (as determined in accordance with Rule 312.03 of the NYSE Listed Company Manual or any successor rule) as of the Signing Date, or (II) 4.99% of the number of issued and outstanding shares of Common Stock as of the measurement date required under Rule 312.03 of the NYSE Listed Company Manual or any successor rule if the Conversion Price is at least as great as each of the book and market value of the Common Stock (as determined in accordance with Rule 312.03 of the NYSE Listed Company Manual or any successor rule) as of the Signing Date, or (B) if such conversion would otherwise require approval of the Company’s stockholders pursuant to Rule 312.03 of the NYSE Listed Company Manual or any successor rule. The Optional Conversion Right shall be exercised by a holder by (x) if applicable, surrendering the certificates representing the shares of Series A Preferred Stock to be converted, free of any adverse interest or liens (other than, if applicable, those contemplated by the Transaction Agreements or applicable state and/or federal securities laws), at the office of the Company’s transfer agent for the Series A Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), accompanied by customary transfer instruments, and (y) delivering at the office of the Company’s transfer agent for the Series A Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent) written notice stating that such holder elects to convert all or a portion of such holder’s shares of Series A Preferred Stock and specifying the name(s) in which the shares of Common Stock issuable pursuant to such conversion are to be issued (the “Optional Conversion Notice”).

(ii)                                  Upon receipt of the Applicable Approvals, each share of Series A Preferred Stock outstanding immediately prior to receipt of the last Applicable Approval to be obtained shall automatically, without further action by the holder thereof or the Company, be converted into, a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock per share of Series A Preferred Stock equal to the amount determined by dividing (i) the Base Liquidation Preference plus any Unpaid Dividends, in each case, with respect to such share of Series A Preferred Stock to be converted as of the Automatic Conversion Date by (ii) the Conversion Price, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 5(b) (the “Automatic Conversion”).  Notwithstanding the foregoing, each share of Series A Preferred Stock held as of November 14, 2018 by a holder who is not classified as a “substantial security holder” of the Company under Rule 312.03 of the NYSE Listed Company Manual or any successor rule and who could convert all of such holder’s shares of Series A Preferred Stock on such date by delivery of an Optional Conversion Notice (the “Minority Conversion Trigger”), shall automatically, without further action by the holder thereof or the Company, be converted into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock per share of Series A Preferred Stock equal to the amount determined by dividing (i) the Base Liquidation Preference plus any Unpaid Dividends, in each case, with respect to such share of Series A Preferred Stock to be converted as of such date by (ii) the Conversion Price, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 5(b), on such date.

(b)                                 Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of fractional shares, the Company may elect to either make a cash payment to a holder of Series A Preferred Stock that would otherwise be entitled to a fractional share (based on the Conversion Price of such fractional share) or, in lieu of such cash payment, round up to the next whole share the number of shares of Common Stock to be issued to any holder of Series A Preferred Stock upon conversion.  The number of full shares of Common Stock issuable upon conversion shall be calculated on the basis of the aggregate number of shares of Series A Preferred Stock converted for each holder at such time.

(c)                                  Mechanics of Conversion.

(i)                                     Promptly upon receipt of the last Applicable Approval to be obtained, or upon the Minority Conversion Trigger, as applicable, the Company shall send the relevant holders of record of shares of Series A Preferred Stock written notice that the conversion of the applicable shares of Series A Preferred Stock has occurred, the number of shares of Common Stock into which such holder’s Series A Preferred Stock have converted and the manner in which the Company elects to treats fractional shares under

Section 5(b).  Upon receipt of such notice, each such holder of shares of Series A Preferred Stock shall, if applicable, surrender the certificates representing such shares of Series A Preferred Stock, accompanied by customary transfer instruments reasonably satisfactory to the Company or the Company’s transfer agent, free of any adverse interest or liens (other than, if applicable, those contemplated by the Transaction Agreements or applicable state and/or federal securities laws), at the office of the Company’s transfer agent for the Series A Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent).

(ii)                                  As soon as practicable after a Conversion Date, and in any event within three (3) Business Days after such Conversion Date (or on such Conversion Date if necessary to participate in any Change of Control or Fundamental Corporate Transaction), the Company shall promptly issue and deliver to such holder a certificate for the number of shares of Common Stock to which such holder is entitled (or, if the Common Stock is not certificated at such time, the Company shall take all other action as is necessary to deliver such shares of Common Stock to such holder using “book-entry” procedures or otherwise, including by obtaining and delivering any necessary legal opinions to the transfer agent to assure that such stock certificates are issued or such “book-entry” procedures are complied with), together with a check or cash for payment of (1) fractional shares, if any as determined under Section 5(b), in exchange for the certificates formerly representing shares of Series A Preferred Stock and (2) any Unpaid Dividends (and if any portion of the Unpaid Dividends was not a cash dividend, together with the property constituting such non-cash Unpaid Dividends) on such share of Series A Preferred Stock.  In the case of the Automatic Conversion, such conversion shall be deemed to have been made upon receipt of the last Applicable Approval to be obtained, and the Person entitled to receive the shares of Common Stock issuable upon the Automatic Conversion shall be treated for all purposes as the record holder of such shares of Common Stock from and after receipt of the last Applicable Approval to be obtained.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion.  The Company shall, at its own cost and expense, take all actions to effect such conversion in accordance with the terms hereof.

(iii)                               The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Series A Preferred Stock 110% of the number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Stock (as adjusted from time to time pursuant to this Section 5), and the Company shall take all actions required to amend its Certificate of Incorporation to increase the authorized amount of Common Stock if necessary therefor.  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to take any and all corporate actions which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iv)                              From and after receipt of the last Applicable Approval to be obtained, or the Minority Conversion Trigger, as applicable, the applicable shares of Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of each holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the Common Stock, and, if applicable, any cash in lieu of fractional shares and/or any Unpaid Dividend (and if any portion of the Unpaid Dividends was not a cash dividend, the property constituting such non-cash Unpaid Dividends upon conversion) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series A Preferred Stock is not converted because of a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock, such share of Series A Preferred Stock shall remain outstanding and shall be entitled to all of the rights provided herein (including the right to dividends, including any increase that occurs in the Base Liquidation Preference until such default or other impediment is cured or removed) until such default or other impediment is cured or removed.  Any shares of Series A Preferred Stock that have been converted shall, after such conversion, be deemed cancelled and retired and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are again designated as part of a particular series by the Board.

(d)                                 Adjustments.  The Conversion Rate shall be subject to adjustment from time to time as follows:

(i)                                     Upon Stock Dividends, Subdivisions or Splits.  If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock (other than upon a Fundamental Corporate Transaction constituting a consolidation or merger to which Section 5(d)(iii) applies), then, immediately following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Rate shall be appropriately increased (and thereby resulting in a decrease in the Conversion Price) by multiplying the Conversion Rate as in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such increase and the denominator of which is the number of shares of Common Stock immediately prior to such increase.

(ii)                                  Upon Combinations or Reverse Stock Splits.  If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse stock split of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than upon a Fundamental Corporate Transaction constituting a consolidation or merger to which Section 5(d)(iii) applies), then, immediately following the record date to determine shares affected by such combination or reverse stock split, the Conversion Rate shall be appropriately decreased (and thereby resulting in an increase in the Conversion Price) by multiplying the Conversion Rate as in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such increase and the denominator of which is the number of shares of Common Stock immediately prior to such increase.

(iii)                               Upon Reclassifications, Reorganizations, Consolidations or Mergers.  In the event of any reorganization of the Company or any reclassification of the stock of the Company (other than a reorganization or reclassification (x) where there is no change in or distribution with respect to Common Stock or (y) which constitutes solely a stock dividend or subdivision, split-up, reverse stock split or combination solely of or involving solely shares of Common Stock), any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or involving a change in or distribution with respect to the Common Stock), or sale or other transfer of the assets of the Company to another Person (involving a change in or distribution with respect to the Common Stock) which, in any such case, does not constitute a Change of Control (any such reorganization, reclassification, consolidation, merger or transfer, a “Fundamental Corporate Transaction”), each share of Series A Preferred Stock, immediately after such Fundamental Corporate Transaction, shall (1) if the Company is the surviving Person in such Fundamental Corporate Transaction, remain outstanding or be exchanged for an equivalent share of preferred stock governed by the terms of this Certificate of Designations or (2) if the Company is not the surviving Person in such Fundamental Corporate Transaction, be converted or exchanged into a security of the successor Person in such Fundamental Corporate Transaction having rights, powers and preferences as nearly equivalent as permissible under applicable law to those provided in this Certificate of Designations (with such adjustments as are appropriate to place the holders of Series A Preferred Stock in as nearly equivalent a position as permissible under applicable law following such Fundamental Corporate Transaction as compared to immediately prior to such Fundamental Corporate Transaction); provided that, immediately following such Fundamental Corporate Transaction, each such share of Series A Preferred Stock or other security (as applicable) shall be convertible into the kind and number of shares of stock or other securities or other property (including cash) of the Company or of the successor Person resulting from such Fundamental Corporate Transaction or to which such assets are transferred, if any, to which a holder of such share of Series A Preferred Stock would have been entitled upon such Fundamental Corporate Transaction assuming such share of Series A Preferred Stock had been converted pursuant to Section 5(a) into shares of Common Stock immediately prior to such Fundamental Corporate Transaction (without giving effect to the Conversion Restrictions); provided, that any property (including cash) other than shares of stock or other securities to be received as a dividend or other distribution on (but not involving a change in) shares of Common Stock in conjunction with or as part of such Fundamental Corporate Transaction (such other property (including cash so to be received as a distribution), unless waived as specified below, being a “Special Distribution”) shall, unless waived by the holders of a majority of the Series A Preferred Stock then outstanding (in which case the holders of Series A Preferred Stock shall be entitled to such property (including cash) upon conversion of such Series A Preferred Stock), be payable immediately upon consummation of such Fundamental Corporate Transaction upon each share of Series A Preferred Stock (in the amount and form that such holder would have received had such share been converted pursuant to Section 5(a) as of the date immediately prior to the record date for such dividend or distribution into the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (without giving effect to the Conversion Restrictions)) and following such payment such share of Series A Preferred Stock shall not be entitled to any such amounts upon conversion of such share of Series A Preferred Stock; provided, further, that if stockholders are offered an election to receive cash, stock, other property or some combination thereof in connection with such Fundamental Corporate Transaction, (A) the election to determine the kind and number of shares of stock or other securities or other property into which shares of Series A Preferred Stock shall thereafter be convertible (or, in the case of property (including cash) other than shares of stock or other securities, paid immediately as a Special Distribution) shall be offered to each holder of Series A Preferred Stock, subject to any limitations applicable to all holders of Common Stock, including any provisions applicable to oversubscription of any form of consideration, in which case, to the extent any holders of Series A Preferred Stock have elected the oversubscribed form of consideration, the type of such oversubscribed consideration shall be reduced among all holders of Common Stock and Series A Preferred Stock on a pro rata basis as determined based on each such so electing stockholder’s ownership (or, in the case of the Series A Preferred Stock, aggregate deemed ownership on an as-converted basis (without giving effect to the Conversion Restrictions) of shares of Common Stock and the balance in the other form of consideration; (B) then following such Fundamental Corporate Transaction, each share of Series A Preferred Stock, regardless of the particular election made by the holder thereof, shall, immediately after such Fundamental Corporate Transaction, be convertible (x) into the kind and number of shares of stock or other securities or other property (other than in the case of property (including cash) paid as a Special Distribution) and/or (y) in the case of such other property (including cash) so to be paid, unless waived as aforesaid, be paid a Special Distribution constituting the kind and amount of property (including cash) to which a holder of a number of shares of Common Stock so deliverable upon conversion of the Series A Preferred Stock would so have been entitled based upon the election made by such holder of Series A Preferred Stock (subject to any pro rata adjustment for any oversubscribed form of consideration described in the preceding clause (A)); and (C) that such right of election shall be subject to, and not in limitation of, and no procedures shall be required of a holder of Series A Preferred Stock in connection with any such election which would limit, the other rights of the holders of the Series A Preferred Stock set forth herein).  This Section 5(d)(iii) shall similarly apply to successive Fundamental Corporate Transactions.  The Company shall not effect any Fundamental Corporate Transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such Fundamental Corporate Transaction, shall assume, by written instrument in form and substance satisfactory to the holders of Series A Preferred Stock, the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock, securities or other property (including cash), which, in accordance with the foregoing provisions (including with respect to payment of any Special Distribution), such holders shall be entitled to receive upon such conversion (or, as to any Special Distribution, be paid immediately upon consummation of such Fundamental Corporate Transaction), which instrument shall also provide that the obligations of the Company (or such successor Person) and the rights, powers and preferences applicable to the Series A Preferred Stock and the holders thereof in respect of such shares of stock, securities or other property

(including cash) shall be as nearly equivalent as permissible under applicable law to the obligations of the Company and rights, powers and preferences applicable to the Series A Preferred Stock and the holders thereof (including adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as permissible under applicable law to the adjustments provided for in this Section 5).  The Company shall not effect a Fundamental Corporate Transaction prior to effecting the Reorganization.

(iv)                              Minimum Adjustment.  Notwithstanding the foregoing, the Conversion Rate shall not be adjusted if the amount of such adjustment would be an amount less than one millionth of a share of Common Stock, but any such amount shall be carried forward and adjustment with respect thereto shall made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one millionth of a share of Common Stock or more.

(v)                                 Rules of Calculation; Treasury Stock.  All calculations shall be made to the nearest one-hundredth of a cent or to the nearest one millionth of a share.  The number of shares of Common Stock outstanding shall be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Company.  The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

(vi)                              Waiver. Notwithstanding the foregoing, prior to any increase to the Conversion Rate that is otherwise provided in this Section 5, no such increase shall be made if the Company receives, prior to the effective time of such increase, written notice from the holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class, that no increase is to be made as the result of a particular issuance of Common Stock or other dividend or distribution on shares of Common Stock. This waiver shall be limited in scope and shall not be valid for any issuance of Common Stock or other dividend or distribution on shares of Common Stock not specifically provided for in such notice.

(vii)                           Par Value.  Anything in this Section 5 notwithstanding, no adjustment to the Conversion Rate shall reduce the Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead adjust the Conversion Rate to yield a Conversion Price to such par value.

(viii)                        No Duplication.  If any action would require adjustment of the Conversion Rate pursuant to more than one of the provisions described in this Section 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(ix)                              Statement on Certificates.  Irrespective of any adjustment in the Conversion Rate or amount or kind of shares of stock, securities or other property into which the shares of Series A Preferred Stock are convertible, Series A Preferred Stock certificates theretofore issued or thereafter issued may continue to express the same Conversion Rate initially applicable or amount or kind of shares of Common Stock initially issuable upon conversion of the shares of Series A Preferred Stock evidenced thereby pursuant to this Section 5, it being understood that any statement with respect to the foregoing matters on any such certificate shall not prejudice the actual rights of an holder of Series A Preferred Stock (including with respect to any prior or future adjustment in the Conversion Rate) as set forth in this Section 5.

(x)                                 Other Actions.  If the Company takes any action after the Original Issuance Date that affects the Common Stock that would be covered by this Section 5(d), but for the manner in which such action is taken or structured, which would in any way diminish the value of the Series A Preferred Stock (including the value of the Series A Preferred Stock when determined on an as-converted basis (without giving effect to the Conversion Restrictions)), then the Conversion Rate shall be increased (and the Conversion Price shall be decreased) in such manner as is equitable under the circumstances as determined in good faith by the Board, in consultation with the Primary Investor; provided that the Company shall not, prior to the Reorganization, take any such action that it would have been prohibited to take prior to the Reorganization, but for the manner in which such action is taken or structured.

(e)                                  Certificate of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 5, the Company shall, at its expense, as promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and shall file a copy of such certificate with its corporate records.  The Company shall, upon the reasonable written request of any holder of Series A Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Rate then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of Capital Stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series A Preferred Stock (without giving effect to the Conversion Restrictions).

Section 6.                                           Redemption.  The Series A Preferred Stock is not redeemable; provided, however, this Section 6 shall not preclude a redemption or repurchase of Series A Preferred Stock based upon a mutual agreement of the Company and a holder of Series A Preferred Stock.

Section 7.                                           Effect of Change of Control.

(a)                                 Holders Put Option Upon Change of Control.  In the event that a Change of Control shall occur at any time while any shares of Series A Preferred Stock are outstanding (the date of such occurrence, the “Sale Date”), each holder of outstanding shares of Series A Preferred Stock shall have the option, subject to the satisfaction of the COC Put Conditions, to require the Company, or the Survivor of the Change of Control (the Company or such Survivor, as applicable, the “Successor”) to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock (the shares of Series A Preferred Stock that are subject to the exercise of a Change of Control Put, being the “Put Preferred Stock”) at a purchase price per share of Put

Preferred Stock, payable in cash equal to the greater of (with respect to such share of Series A Preferred Stock, the “Change of Control Purchase Price”):

(i)                                     the Base Liquidation Preference plus any Unpaid Dividends, in each case, with respect to such share of Series A Preferred Stock as of the applicable Sale Date; or

(ii)                                  the product of (x) the number of shares of Common Stock that such share of Series A Preferred Stock would be converted into (without giving effect to the Conversion Restrictions) had such share of Series A Preferred Stock been so converted under Section 5(a) immediately prior to such Sale Date and had a right to participate fully along with the Common Stock in such Change of Control and (y) the COC Common Stock Value (the amount set forth in this clause (ii) with respect to such share of Series A Preferred Stock, being the “As-Converted COC Per Share Amount”), provided that, prior to the Reorganization, Section 5(a)(ii) shall be disregarded and the Change of Control Purchase Price shall equal the amount set forth in Section 5(a)(i) until such time as the Reorganization is effected.

(b)                                 If either the applicable Change of Control occurs prior to the Reorganization or a majority of the holders of the Put Preferred Stock (as determined at least two Trading Days prior to the Sale Date) consent in writing to a determination by the Company that the As-Converted COC Per Share Amount is not greater than the amount set forth in clause (i) of the definition of Change of Control Purchase Price and will therefore not be used in determining the Change of Control Purchase Price in connection with such Change of Control (a “Put Convert Consent”), then the Change of Control Purchase Price with respect to such share of Put Preferred Stock shall be paid in full in cash to each holder of Put Preferred Stock on the Sale Date and prior to or concurrently with any payments or distributions to the holders of Common Stock in connection with such Change of Control; provided that the Change of Control Purchase Price shall not be paid unless and until the COC Put Conditions are satisfied.  However, if the applicable Change of Control occurs following the Reorganization and a Put Convert Consent is not received by the Company prior to the Sale Date, then the amount set forth in clause (i) of the definition of Change of Control Purchase Price shall be paid in cash (and with respect to any Unpaid Dividend described therein that is not a cash dividend, in the form and amount of such non-cash dividend) to each holder of Put Preferred Stock on the Sale Date and prior to or concurrently with any payments or distributions to the holders of Common Stock in connection with such Change of Control (any payment made on the Sale Date, whether pursuant to the first or second sentence of this Section 7(b), the “Change of Control Initial Payment”); provided, however, that to the extent it is determined following the thirty (30) consecutive Trading Days following a Change of Control that the As-Converted COC Per Share Amount exceeds the Change of Control Initial Payment, then the Successor shall, within three (3) Business Days of such determination, pay to each holder of Put Preferred Stock the amount of such excess (the “Change of Control Excess Amount”) in cash or, if the consideration paid to the holders of Common Stock in such Change of Control includes, in whole or in part, Freely Marketable Securities, then in the Successor’s sole discretion, in any combination of cash or such Freely Marketable Securities (with the Freely Marketable Securities valued for such purpose at the Fair Market Value as determined on the Trading Day that is the fifteenth (15th) Trading Day immediately following such Sale Date provided, further, that the Change of Control Purchase Price shall not be paid unless and until the COC Put Conditions are satisfied.

(c)                                  As soon as practicable after the announcement of any transaction or the execution of any agreement providing for a Change of Control (or on any other date in which the Company learns that a Change of Control is reasonably expected to occur), the Company shall deliver a notice (the “Change of Control Notice”) addressed to the holders of record of the Series A Preferred Stock as they appear in the records of the Company as of the date of such notice; provided, that any Change of Control Notice delivered in connection with any Change of Control involving a merger, sale, share exchange, consolidation, reorganization, recapitalization or other transaction or series of transactions in which the stockholders are offered an election to receive cash, stock or some combination thereof in connection with such Change of Control shall be delivered by the Successor no later than ten (10) Business Days prior to the final date such election may be made.  Each notice must state: (A) the expected Sale Date (and the expected Change of Control Purchase Price as of such date (it being understood that the actual Change of Control Purchase Price shall be determined as of the actual Sale Date)); (B) the name of the paying agent to whom, and the address of the place where, the shares of Series A Preferred Stock shall be surrendered for payment of the Change of Control Purchase Price in the event of any Change of Control Put is exercised and a Sale Date occurs; (C) that the Change of Control Put shall be subject to the consummation of the Change of Control; (D) the circumstances and material facts regarding such Change of Control; and (E) information regarding the expected ability to satisfy the COC Put Conditions and the manner in which the COC Put Conditions will be so satisfied on or prior to the Sale Date and prior to any distribution, payment or economic value being delivered to the holders of Common Stock in connection with such Change of Control.

(d)                                 To the extent that the Successor has insufficient funds to repurchase or redeem all of the Put Preferred Stock which are required to be redeemed in cash pursuant to this Section 7, the Successor shall use available funds to redeem a pro rata portion of the Put Preferred Stock held by each holder thereof and such repurchase or redemption, as applicable, shall be subject to Section 7(e)(iii) and (v); provided, that the Company shall not voluntarily effect any Change of Control, or voluntarily permit any Change of Control to be effected (x) if any value is being ascribed to the shares of Common Stock unless the COC Put Conditions will be satisfied at or prior to the Sale Date or (y) to the extent the Company or the Successor would have insufficient funds to repurchase or redeem, as applicable, all of the Series A Preferred Stock (assuming all such stock is Put Preferred Stock and required to be repurchased or redeemed in cash pursuant to this Section 7).  No cash distributions or payments shall be made to or on the account of any Junior Securities until the full amounts to which the holders of Put Preferred Stock are entitled pursuant to this Section 7 are distributed and paid to the holders of Put Preferred Stock, and no cash distribution shall be made on any Parity Securities upon a Change of Control unless (x) the holders of Parity Securities are contractually entitled to such distribution and (y) the holders of Put Preferred Stock and such Parity Securities are to share ratably in any such distribution in proportion to the full respective amounts to which they are entitled.

(e)                                  Mechanics of Repurchase.

(i)                                     Unless waived by the holders representing a majority of the then outstanding shares of Series A Preferred Stock, in the event a Change of Control Put is exercised, the Company shall deposit or cause the Successor to deposit, with a paying agent in trust prior to or on the Sale Date, funds consisting of cash and, if applicable, Freely Marketable Securities of the Successor, sufficient to pay the Change of Control Purchase Price with respect to any Put Preferred Stock on the Sale Date.  The paying agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof.  The deposit in trust with the paying agent shall be irrevocable as of the date of such deposit, except that the Company shall be entitled to receive from the paying agent (A) the Change of Control Purchase Price with respect to shares of Series A Preferred Stock that are no longer to be repurchased or redeemed due to conversion or otherwise and (B) the interest or other earnings, if any, earned on any such deposit.  Notwithstanding the deposit of such funds and, if applicable, Freely Marketable Securities, the Company and the Successor shall remain liable for the payment of the Change of Control Purchase Price to the extent such Change of Control Purchase Price is not paid.

(ii)                                  The paying agent on behalf of the Company shall pay the Change of Control Purchase Price on the Sale Date upon surrender of the shares of Put Preferred Stock to be repurchased or redeemed, as applicable (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided, that if such shares are certificated and such certificates are lost, wrongfully taken or destroyed, in the absence of notice to the Company or the transfer agent (if other than the Company) that such Put Preferred Stock certificates have been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, such certificates need not be so surrendered but the Company may require such holder to indemnify the Company in a reasonable amount and in a reasonable manner, post a customary bond in respect of such indemnity, and satisfy such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code, prior to paying such Change of Control Purchase Price.

(iii)                               In case fewer than all the shares represented by any such certificate shall be repurchased or redeemed, as applicable, a new certificate shall be issued representing the unrepurchased or unredeemed shares, as applicable, without cost to the holder thereof.  The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series A Preferred Stock not repurchased or redeemed, as applicable.

(iv)                              From and after the Sale Date, shares of the Put Preferred Stock on such Sale Date shall no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Put Preferred Stock (except the right to receive the Change of Control Purchase Price) shall cease and terminate with respect to such shares; provided, that, without limiting Section 7(e)(v), in the event that a share of Put Preferred Stock is not repurchased or redeemed, as applicable, due to a default in payment by the Company or because the Company is otherwise unable to legally pay the Change of Control Purchase Price in full, such share of Put Preferred Stock shall remain outstanding and shall be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and conversion rights) provided for herein (any such shares, the “Change of Control Payment Default Shares”).

(v)                                 The Company may not enter into, and shall cause its Affiliates not to enter into, any agreement providing for a Change of Control unless (x) such agreement provides for and does not interfere with or prevent (as applicable) the exercise of the Change of Control Put in a manner that is consistent with and gives effect to this Section 7 or the COC Conversion rights set forth in the last sentence of Section 5(a), and (y) the Successor agrees to cause the Company to make any required repurchases contemplated by this Section 7 and agrees, for the benefit of the holders of record of the Put Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase any shares of Put Preferred Stock, the Successor shall purchase such shares of Put Preferred Stock, as applicable, and that at the Sale Date the Successor shall have sufficient funds to consummate such Change of Control (and make all payments required to be made, including with respect to satisfying any indebtedness obligations) and to pay the Change of Control Purchase Price for all outstanding shares of Series A Preferred Stock that are outstanding as of the applicable Sale Date; provided, that this Section 7(e)(v) shall not limit any rights of the holders of Series A Preferred Stock pursuant to Section 4(b).

(vi)                              Any redemption or repurchase, as applicable, of the Series A Preferred Stock pursuant to this Section 7 shall be payable out of any cash legally available therefor or, if applicable, other Liquid Consideration payable in such Change of Control.  If there is not a sufficient amount of cash for the Company or the Successor to pay the portion of the Change of Control Purchase Price to be paid in cash pursuant to this Section 7, then such portion of the Change of Control Purchase Price shall, at the option of holders of a majority of the outstanding shares of Put Preferred Stock, be paid out of the remaining assets of the Successor legally available therefor (valued at the Fair Market Value on the date of payment).  The Company and the Successor shall take all actions required or permitted under applicable law to permit the repurchase or redemption, as applicable, of the Put Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the law of the state in which it is incorporated or organized, to make funds legally available for such repurchase or redemption, as applicable.

(f)                                   All shares of Series A Preferred Stock that are outstanding as of the Sale Date that (i) do not constitute Put Preferred Stock or (ii) constitute Change of Control Payment Default Shares shall remain outstanding on the Sale Date and shall be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and conversion rights) provided for herein; provided, however, that if such Change of Control constitutes a Fundamental Corporate Transaction, the provisions of Section 5(d)(iii) shall be given effect with respect to such shares of Series A Preferred Stock that remain outstanding on the Sale Date.

(g)                                  Prior to the Reorganization, without the prior approval of holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, the Company shall not (i) effect, or enter into any transaction that constitutes or would result in, a Change of Control, (ii) solicit, initiate or knowingly encourage, facilitate or induce any inquiries regarding, or the making of any proposal or offer relating to, or that would reasonably be expected to lead to, a Change of Control or (iii) conduct or engage in any discussions or negotiations regarding, or furnish to any third party any non-public information relating to the Company with the effect of or for the purpose of facilitating, inducing or encouraging any proposal or offer relating to, or that would reasonably be expected to lead to, a Change of Control.

Section 8.                                           Additional Definitions.  For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)                                 “Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid Series A Preferred Dividends on such share from and including the most recent Regular Dividend Date (or the Original Issuance Date, if such date is prior to the first Regular Dividend Date) to but not including such date.

(b)                                  “Accumulated Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the aggregate accumulated and unpaid Series A Preferred Dividends on such share from the Original Issuance Date until the Regular Dividend Date that most recently occurred on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Series A Preferred Stock prior to the first Regular Dividend Date as such accrued and unpaid Series A Preferred Dividends will constitute Accrued Dividends until they become Accumulated Dividends on the first Regular Dividend Date.

(c)                                  “Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated with the specified Person, including (i) for purposes of the Primary Investor and its Affiliates any investment fund controlled by or under common control with The Spruce House Partnership LP (or any general manager, managing member, director or officer of any such Person); but excluding any portfolio company of the Primary Investor or any of its Affiliates; provided, however that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Primary Investor or any of its Affiliates, and (ii) for purposes of the Secondary Investor and its Affiliates any investment fund controlled by or under common control with Conifer Capital Management, L.L.C. (or any general manager, managing member, director or officer of any such Person); but excluding any portfolio company of the Secondary Investor or any of its Affiliates; provided, however that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Secondary Investor or any of its Affiliates.

(d)                                 “Applicable Approvals” means, collectively, the Stockholder Approval and HSR Clearance.

(e)                                  “Automatic Conversion Date” means the date on which all of the Applicable Approvals have been obtained.

(f)                                   “Base Liquidation Preference” means, on any date of determination, with respect to any particular share of Series A Preferred Stock, the sum of (x) the Original Per Share

Purchase Price (or a pro rata portion thereof in the case of fractional shares of Series A Preferred Stock, if any), (y) all Accumulated Dividends thereon as of such date of determination, and (z) all Accrued Dividends thereon as of such date of determination.

(g)                                  “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that a Person shall be deemed to be the beneficial owner of any security that such Person has the right to acquire, whether or not such right is exercisable immediately or subject to restrictions or limitations on exercisability.

(h)                                  “Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

(i)                                     “Bylaws” shall mean the Bylaws of the Company, as amended from time to time in accordance with the terms and conditions of the Bylaws and the Certificate of Incorporation and the Transaction Agreements.

(j)                                    “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by any Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and Preferred Stock.

(k)                                 “Change of Control” shall mean, unless the holders of at least a majority of the Series A Preferred Stock determine otherwise in writing, the occurrence of any of the following:

(i)                                     the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or group, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), unless the Beneficial Owners of Voting Stock of the Company immediately prior to such transaction or series of related transactions are the Beneficial Owners, directly or indirectly, of Voting Stock of the transferee representing a majority of the voting power of the Voting Stock of such transferee; or

(ii)                                  the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the Beneficial Owner of Voting Stock of the Company representing 50% or more of the voting power of the Voting Stock of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Company becoming a direct or indirect wholly-owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act , but other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of Voting Stock representing 50% or more of the voting power of the Voting Stock of such holding company. For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Company and its subsidiaries and (2) a Person shall not be deemed to have Beneficial Ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.  Notwithstanding anything to the contrary in the foregoing, if any transaction or event described above would constitute a Change of Control hereunder, but not under both the HY Indentures and the Senior Credit Facility, as each is in existence on the date hereof, such transaction or event will not constitute a Change of Control hereunder.

(l)                                     “COC Common Stock Value” means, in connection with any Change of Control, the consideration paid per share of Common Stock in such Change of Control.  If such consideration consists solely of cash, the COC Common Stock Value shall equal the amount of cash paid per share of Common Stock.  If such consideration consists of any property other than cash, the COC Common Stock Value shall be the Fair Market Value of such consideration.

(m)                             “COC Put Conditions” shall mean the following as of any date of determination:  (i) if the Senior Credit Facility is in effect on such date the Company or the Successor shall have caused the Senior Credit Facility Obligations to be Paid in Full or the Company or the Successor shall have obtained the requisite consent (including of the required lenders) under and in accordance with the terms of the Senior Credit Facility to permit the applicable Change of Control to be consummated; (ii) if the HY Indenture is in effect as of such date, any of the following shall have occurred: the Company or the Successor shall have (x) satisfied and discharged the HY Indentures in accordance with the terms thereof, (y)  taken any other actions contemplated by the HY Indenture to render any restrictions in the HY Indenture applicable to Restricted Payments inapplicable or (z) made and completed the Change of Control Offer (as defined in the HY Indenture) and Paid in Full all notes that have been tendered into such Change of Control Offer as required by, and in accordance with, the HY Indenture; and (iii) if, as of such date, any other indebtedness of the Company or its subsidiaries is outstanding and such indebtedness was not outstanding on the Original Issuance Date and was put in place after the Original Issuance Date in compliance with the Senior Credit Facility, the HY Indentures and this Certificate of Designations and such other indebtedness has an original principal amount (or an initial commitment in the case of any revolving, delayed draw or similar indebtedness) of U.S.$40,000,000 or more (such indebtedness meeting all of the foregoing requirements, “Qualified Other Debt”) that contains (1) one or more covenants or defaults (or similar provisions) regarding “change of control”, “fundamental change” or other similar definition that, in each case, requires any payment thereon or in connection therewith on or prior to the occurrence of such event or prior to the payment on the Series A Preferred Stock in connection with, or as a result of the occurrence of, such event (whether an obligation to prepay, repay or repurchase, as a result of a right to accelerate such indebtedness, or otherwise)  (any such covenant, default or similar provision, a “COC Put”) or (2) one or more negative covenants regarding Restricted Payments (any such negative covenant, a “Covered RP Covenant”) and any Qualified Other Debt with a COC Put or a Covered RP Covenant, “Covered Funded Indebtedness”), is in effect and (A) such Covered Funded Indebtedness is not debt securities governed by an indenture, (i) the Company or the Successor shall have caused such Covered Funded Indebtedness to be Paid in Full or (ii) the Company or the Successor shall have obtained the requisite consent (including the required lenders) under and in accordance with the terms of, such Covered Funded Indebtedness to permit the applicable Change of Control to be consummated or (B) such Covered Funded Indebtedness is debt securities governed by an indenture, any of the following shall have occurred: the Company or the Successor shall have (x) satisfied and discharged such Covered Funded Indebtedness in accordance with the terms thereof, (y) taken any other actions contemplated by such Covered Funded Indebtedness to render any restrictions in such Covered Funded Indebtedness applicable to Restricted Payments inapplicable or (z), if applicable, made and completed any “change of control offer” required by the terms of such Covered Indebtedness and Paid in Full all debt securities that have been tendered into such “change of control offer” as required by, and in accordance with, such Covered Funded Indebtedness.

(n)                                 “Control” and “Controlled by” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

(o)                                 “Conversion Date” means an Optional Conversion Date or the Automatic Conversion Date, as applicable.

(p)                                 “Conversion Price” means, as of any date of determination and for each share of Series A Preferred Stock, an amount equal to $[  ](1), as adjusted pursuant to Section 5 from time to time.

(q)                                 “Conversion Rate” means, for each share of Series A Preferred Stock, the Base Liquidation Preference divided by the then-applicable Conversion Price.

(r)                                    “Debt Financing Documents” means any credit agreement, indenture, guarantee, security agreement, mortgage, deed of trust, letter of credit, reimbursement agreement, waiver,

(1)  Note to Draft: This will be equal to the lower of (1) $44.3212 or (2) if, after the Signing Date but prior to the Original Issuance Date, the Company issues (or transfers from treasury) any shares of Common Stock, options to purchase or rights to subscribe for Common Stock (including securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (any such options, securities or rights, collectively, “Common Stock Securities”) (other than, in any such case, Excluded Securities), for a lower price (after taking into account any conversion or exercise price and similar consideration), then the lowest of any such lower price.  For this purpose, “Excluded Securities” shall mean shares of Common Stock or any Common Stock Securities issued (i) to employees, officers, directors or other service providers pursuant to a compensation plan approved by the Board; (ii) in a stock dividend, subdivision or split-up to which Section 5(d)(i) applies; or (iii) pursuant to the acquisition of another entity or business by the Company or any of its subsidiaries by stock sale, merger, purchase of all or substantially all of the assets or other reorganization or to a joint venture agreement.

amendment or other contract, agreement, instrument or document relating to the Senior Credit Facility or the HY Indenture.

(s)                                   “DGCL” means the General Corporation Law of the State of Delaware.

(t)                                    “Distribution Transaction” means any transaction by which a wholly-owned subsidiary of the Company ceases to be a wholly-owned subsidiary of the Company by reason of the distribution of equity securities of such subsidiary to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

(u)                                 “Dividend Rate” means, as of any time of determination, a per annum rate equal to (i) (x) for the period from the Issuance Date to (but not including) November 15, 2018, 0.00%, or (y) from and after November 15, 2018, 10.00%, plus (ii) while a Triggering Event has occurred and is continuing, 3.00%.

(v)                                 “Equity Securities” shall mean (x) any shares of Capital Stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of Capital Stock of the Company, and (z) Capital Stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of Capital Stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

(w)                               “Exchange” shall mean the New York Stock Exchange or the NASDAQ Stock Market, as the case may be.

(x)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y)                                 “Fair Market Value” of Common Stock or any other security or property shall mean the fair market value thereof, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

(i)                                     for Common Stock or another security traded or quoted on an Exchange, the Fair Market Value shall be the average of the VWAP of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination;

(ii)                                  for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board and the holders of a majority of the then outstanding shares of Series A Preferred Stock, or (y) if the Board and holders of a majority of the then-outstanding shares of Series A Preferred Stock are otherwise unable to mutually make such determination, by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses shall be paid by the Company) selected by mutual agreement between the Board and the holders representing a majority of the then outstanding shares of Series A Preferred Stock; or

(iii)                               for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction; provided, that if holders representing a majority of the then-outstanding shares of Series A Preferred Stock object to a determination of the Board made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses shall be paid by the Company) selected by mutual agreement between the Board and such holders (it being understood that, for purposes of clauses (ii) and (iii) above, with respect to any determination of Fair Market Value, the Company delivers a written notice to the holders of the Series A Preferred Stock setting forth a proposed Fair Market Value or name of such investment bank, appraisal or accounting firm, as applicable, and requesting the agreement of such a majority to such Fair Market Value, bank or firm, as applicable, then if the holders of such a majority do not deliver a written notice to the Company within fifteen (15) Business Days after delivery thereof by hand delivery or first class mail stating their objection thereto, the bank or firm, as applicable, set forth in the Company’s original notice shall be deemed to have been mutually agreed to by the Company and the holders of such a majority for purposes of such determination).

(z)                                  “Freely Marketable Securities” shall means securities that are freely tradable on an Exchange without any restriction (whether such restrictions are contractual, pursuant to applicable law or otherwise), including any restrictions or limitations as to time or volume.

(aa)                          “group” shall have the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(bb)                          “HSR Clearance” means receipt of all clearances, and the unconditional expiration or termination of all waiting periods, applicable to the conversion of shares of Series A Preferred Stock into shares of Common Stock under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(cc)                            “HY Indentures” means (i) the Indenture, dated as of December 22, 2016, by and between GTT Escrow Corporation and Wilmington Trust, National Association, as supplemented by the First Supplemental Indenture, dated January 9, 2017, by and among the Company, certain subsidiaries of the Company and the Trustee and (ii) the Indenture, dated as of [       ], 2018, by and among the Company, certain of its subsidiaries as guarantors and a trustee (provided that the Indenture described in this clause (ii) shall only constitute an “HY Indenture” if the terms of such Indenture are consistent with the terms of the Indenture described in clause (i) of this definition other than any deviations that would not have required approval of the holders of the Series A Preferred Stock pursuant to Section 4(b)(v) if this Certificate of Designations had been in effect prior to the time such Indenture described in this clause (ii) became effective), as amended, amended and restated, supplemented or otherwise modified, extended, restructured, renewed, refinanced, restated or replaced, in whole or in part, from time to time not in violation of this Certificate of Designations; and “HY Indenture” means either of the foregoing.

(dd)                          “Investor Rights Agreement” shall mean the Investor Rights Agreement, in an agreed form as of [            ], 2018, but to be entered into on the Original Issuance Date, between the Company, Primary Investor and each other Person party thereto, as it may be amended from time to time in accordance with the terms thereof, with such changes thereto as may be mutually agreed by the Company and the Primary Investor, acting reasonably.

(ee)                            “Liquid Consideration” shall mean cash and Freely Marketable Securities.

(ff)                              “Original Issuance Date” shall mean the date on which the first share of Series A Preferred Stock was issued regardless of the number of transfers of any particular share of Series A Preferred Stock.

(gg)                            “Original Per Share Purchase Price” shall mean $1,000,000.00 per share of Series A Preferred Stock.

(hh)                          “Paid in Full” shall mean (x) with respect to the Senior Credit Facility, all Senior Credit Facility Obligations shall have been irrevocably paid in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations that by their terms survive the termination of the Senior Credit Facility and letters of credit issued under the Senior Credit Facility or such other senior loan facility that have been cash collateralized or backstopped in accordance with the terms of the Senior Credit Facility or such other senior loan facility), (y) with respect to any notes outstanding under the HY Indenture, (1) the principal (including the redemption price and repurchase price, if applicable) of and interest and premium, if any, on such notes shall have been paid in full or (2) the HY Indenture shall have been discharged and shall cease to be of further effect as to all outstanding notes thereunder in accordance with the terms of the HY Indenture, and (z) with respect to any other Covered Funded Indebtedness incurred by the Company from time to time after the Original Issuance Date, the principal of and interest on the extensions of credit and all other obligations owed by the Company or any guarantor of such Covered Funded Indebtedness thereunder shall have been paid in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations that by their terms survive the termination of the Senior Credit Facility and letters of credit issued thereunder that have been cash collateralized or backstopped in accordance with the terms thereof).

(ii)                                   “Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(jj)                                “Primary Investor” shall mean The Spruce House Partnership LP, a Delaware limited partnership.

(kk)                          “Regular Dividend Date” means March 31, June 30, September 30 and December 31 of each year; provided, however, that if any Regular Dividend Date falls on any day other than a Business Day, the Series A Preferred Dividend due on such Regular Dividend Date shall become Accumulated Dividends, as applicable in accordance with the terms of this Certificate of Designations, on the first Business Day immediately following such Regular Dividend Date.

(ll)                                  “Reorganization” means the “Reorganization” as such term is defined in the Securities Purchase Agreements.

(mm)                  “Restricted Payments” shall mean dividends, distributions, redemptions, repurchases or prepayments, in each case, of Parity Securities (including the Series A Preferred Stock) or Junior Securities.

(nn)                          “Secondary Investor” means Acacia Partners, L.P.

(oo)                          “Securities Act” shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder.

(pp)                          Securities Purchase Agreements” shall mean, together, the Securities Purchase Agreement, dated February 21, 2018, between the Company, on the one hand, and the Primary Investor, on the other hand, as it may be amended from time to time in accordance with the terms thereof, with such changes thereto as may be mutually agreed by the Company and the Primary Investor, and the Securities Purchase Agreement, dated February 21, 2018, between the Company, on the one hand, and the Secondary Investor and certain of its Affiliates, on the other hand, as it may be amended from time to time in accordance with the terms thereof.

(qq)                          “Senior Credit Facility” shall mean, collectively, (i) the (senior secured) Credit Agreement, dated as of [            ], 2018, among the Company, the lenders form time to time party thereto, [            ], as administrative agent, and the other parties from time to time parties thereto (the “Credit Agreement”), and (ii) the (senior unsecured increasing rate) Credit Agreement, dated as of [            ], 2018, among the Company, the lenders form time to time party thereto, [            ], as administrative agent, and the other parties from time to time parties thereto (the “Bridge Facility”), each as amended, amended and restated, supplemented or otherwise modified, extended, restructured, renewed, refinanced, restated or replaced, in whole or in part, from time to time not in violation of this Certificate of Designations.

(rr)                                “Senior Credit Facility Obligations” shall mean all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Company or any of its subsidiaries parties to the Credit Agreement, the Bridge Facility or any other Loan Document (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility) (with the Borrower, the “Credit Parties”) to the Administrative Agent (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility), any lender, any Affiliate of any lender, any Secured Hedge Provider (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility) or any LC Issuer (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility) pursuant to the terms of the Senior Credit Facility, any other Loan Document or any Designated Hedge Agreement (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility) (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code); provided, however, that Senior Credit Facility Obligations shall not include any Excluded Swap Obligations (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility).  Without limiting the generality of the foregoing description of Senior Credit Facility Obligations, the Senior Credit Facility Obligations include (a) the obligation to pay principal, interest, letter of credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by the Credit Parties under the Credit Agreement, the Bridge Facility or any Loan Document, (b) Banking Services Obligations (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility), (c) Hedging Obligations (as such term or other similar term is defined in the Credit Agreement or the Bridge Facility) and (d) the obligation to reimburse any amount in respect of any of the foregoing that any agent, any lender or any Affiliate or any Secured Hedge Provider of any of them, in connection with the terms of the Credit Agreement, the Bridge Facility or any Loan Document, may elect to pay or advance on behalf of the Credit Parties.

(ss)                              “Signing Date” means February 21, 2018.

(tt)                                “Stockholder Approval” means all approvals, if any, of the stockholders of the Company required by Rule 312.03 of the NYSE Listed Company Manual or any successor rule for the conversion of all of the Series A Preferred Stock into Common Stock.

(uu)                          “Survivor” shall mean the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the consummation of a Change of Control, to the extent the holders of Common Stock receive securities other than Common Stock in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Change of Control.

(vv)                          “Trading Day” shall mean any day on which the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.  A Trading Day includes only those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(ww)                      “Transaction Agreements” shall mean the Securities Purchase Agreements, the Investor Rights Agreement and this Certificate of Designations.

(xx)                          “Triggering Event” shall mean (i) the Company’s failure to pay, when due, any Participating Dividends pursuant to Section 2, (ii) the Company’s failure to comply with its obligations to effect the conversion of shares of Series A Preferred Stock or to reserve and keep available for issuance the requisite number of shares of Common Stock in compliance with Section 5, (iii) the Company’s violation of any restrictions set forth in this Certificate relating to payment of dividends or distributions to the holders of Common Stock or other Capital Stock, (iv) the Company taking any action described in Section 4(b) without the requisite approval of holders of Series A Preferred Stock, or (v) the Company’s failure to maintain the listing of the Common Stock on an Exchange.

(yy)                          “Unpaid Dividends” shall mean, as of any date and with respect to each share of Series A Preferred Stock, all declared and unpaid Participating Dividends, as of such date and with respect to such share of Series A Preferred Stock.

(zz)                            “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the board of directors of such Person.

(aaa)                   “VWAP” shall mean (i) per share of Common Stock, on any Trading Day, the price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page GTT <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for such purpose; and (ii) per share of Capital Stock (other than the Common Stock), in each case traded on a U.S. national securities exchange, on any Trading Day, the price per share of such Capital Stock as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such Capital Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for such purpose.

Section 9.                                           Miscellaneous.

(a)                                 Reserved.

(b)                                 Aggregation of Stock.  All shares of Series A Preferred Stock held by or acquired by Affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights hereunder.

(c)                                  Status of Cancelled Shares.  Shares of Series A Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Series A Preferred Stock.

(d)                                 Mutilated or Missing Preferred Stock Certificates.  If any of the Series A Preferred Stock certificates shall be mutilated, lost, wrongfully taken or destroyed, in the absence of notice to the Company or the transfer agent (if other than the Company) that such Series A Preferred Stock certificates have been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, wrongfully taken or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, wrongful taking or destruction of such Series A Preferred Stock certificate and, if requested by the Company, providing a customary indemnity satisfactory to the Company and the transfer agent (if other than the Company) and the satisfaction of such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code.

(e)                                  Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(f)                                   Action by Written Consent.  Any action required to be taken by holders of shares of Series A Preferred Stock acting as a separate class may be taken by the written consent of holders holding at least the requisite number of shares of Series A Preferred Stock to approve any such action.  The right of the holders of shares of Series A Preferred Stock shall be in addition to, and not in limitation of, any voting rights that holders of the Series A Preferred Stock possess pursuant to applicable law or the terms of this Certificate of Designations.

(g)                                  Primary Investor; Investor Rights Agreement; Class Vote.  No exercise by Primary Investor of any rights granted to Primary Investor or any of its Affiliates pursuant to the Investor Rights Agreement shall be deemed to be a breach of any fiduciary duty that Primary Investor or any of its Affiliates may owe to the Company or any stockholder of the Company by reason of the fact that Primary Investor is or was a principal or controlling stockholder of the Company or has or had the power or right, as a stockholder, by contract, through business dealings or relationships or otherwise, to elect any or all of the directors of the Company or to control or influence the management or direction of the business or affairs of the Company.  With respect to any matter upon which the holders of the shares of Series A Preferred Stock vote (or make some other determination) together as a class, Primary Investor shall not be deemed to have any fiduciary duties to the Company, any holder of Series A Preferred Stock or any other preferred stockholder of the Company by reason of the fact that Primary Investor has or had Beneficial Ownership of a number of share of Series A Preferred Stock giving Primary Investor the power to influence or control the outcome of any such vote (or other determination).

(h)                                 Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(i)                                     Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Certificate of Designations shall refer to this Certificate of Designations as a whole and not to any particular provision of this Certificate of Designations. When reference is made in this Certificate of Designations to a Section, such reference shall be to a Section of this Certificate of Designations, unless otherwise indicated.  Whenever the context may require, any pronouns used in this Certificate of Designations shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the date hereof. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time in compliance with the terms of this Certificate of Designations. Whenever the words “include,” “includes” or “including” are used in this Certificate of Designations, they shall be deemed to be followed by the words “without limitation.”  References in this Certificate of Designations to the “date hereof” shall be deemed to be the date of this Certificate of Designations.

(j)                                    Frustrating Actions.  The Company shall not amend the Certificate of Incorporation or participate, directly or indirectly, in any reorganization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary act of any nature, for the purpose of seeking to avoid or with the effect of avoiding the observance or performance of any of the terms and conditions to be observed or performed hereunder by the Company, without the approval of a majority of the then-outstanding shares of Series A Preferred Stock.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations, Powers, Preferences And Rights to be signed by [•], its [•], this [•] day of [•], [•].

By:
Name:
Title:

Signature Page to
Certificate of Designations, Powers, Preferences And Rights of Series A Convertible Preferred Stock

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

B-1

Exhibit B

FORM OF INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2018, by and among GTT Communications, Inc. a Delaware corporation (the “Company”), the Persons listed on Schedule I hereto (each, individually and not jointly, including its successors and assigns, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to Securities Purchase Agreements, each dated as of [•], 2018 (the “Securities Purchase Agreements”), pursuant to which on the date hereof the Company issued, sold and delivered to the Investors, and the Investors purchased and acquired from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of 250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), having the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Designations included as an amendment to the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on [•], 2018, providing for the designation of the Preferred Shares (the “Certificate of Designations”);

WHEREAS, the Preferred Shares are convertible into shares of the Common Stock (the “Conversion Shares”) pursuant to the Certificate of Designations; and

WHEREAS, the Company and the Investors desire to establish in this Agreement certain terms and conditions concerning the rights of and restrictions on each of the Investors with respect to the ownership of the Preferred Shares, the Conversion Shares and other Capital Stock of the Company, as applicable, and it is a condition of the closing of the transactions contemplated by the Securities Purchase Agreements that the Company and the Investors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                      DEFINITIONS.  The following capitalized terms used herein have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the following Persons shall not be deemed to be Affiliates of any of the Investors or any of their respective Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which of any of the Investors or any of their respective Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of any of the Investors or any of their respective Affiliates or received any confidential information from or on behalf of any of the Investors (it being acknowledged and agreed that no such portfolio company or its controlled Affiliates shall be deemed to have received confidential information solely by reason of an employee or principal of any of the Investors or any of their respective Affiliates serving on the board or similar governing body of such portfolio company).  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Shelf Registration Statement” is defined in Section 2.2.3.

“Automatic Shelf Filing Date” is defined in Section 2.2.1.

“Automatic Shelf Registration Statement” means an automatic shelf registration statement (as defined in Rule 405) on Form S-3.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 days or otherwise (including assuming conversion of all Preferred Shares, if any, owned by such Person to Conversion Shares and without giving effect to any Conversion Restrictions).

“Block Trade” means any non-marketed Underwritten Offering taking the form of a bought deal or block sale to a financial institution.

“Block Trade Request” is defined in Section 2.3.

“Business Combination” is defined in Section 3.1.3

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes any and all Common Stock (including the Conversion Shares) and the Preferred Shares.

“Closing Date” means the date of the closing of the purchase and sale of the Preferred Shares pursuant to the Securities Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

“Company” is defined in the preamble to this Agreement.

“Company Board” means the Board of Directors of the Company.

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“Company Piggyback Offering” is defined in Section 2.5.1.

“Conversion Restrictions” has the meaning set forth in the Certificate of Designation.

“Conversion Shares” is defined in the recitals to this Agreement.

“Determination Date” is defined in Section 2.2.2.

“Disposition” or “Dispose of” means any (a) distribution, transfer or other disposition, directly or indirectly, to shareholders, partners, limited partners of any Investor or to any other Person of any shares of Common Stock, or any Common Stock Equivalents, (b) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including any “short sale” or similar arrangement, or (c) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Equity Securities” means, with respect to any Person, (a) any shares of Capital Stock of such Person, (b) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of Capital Stock of such Person, and (c) Capital Stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of Capital Stock of such Person, excluding, for all purposes, any debt, including any debt convertible into any of the foregoing described in clauses (a) through (c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Governmental Authority” means any United States or non-United States (a) federal, national, regional, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Hedging” is defined in Section 3.2.

“Investor” and “Investors” is defined in the preamble to this Agreement.

“Law” means all applicable constitutions, treaties, statutes, laws (including common law), orders, ordinances, regulations, codes, rules, legally binding regulatory policy statements, binding standards or guidance, or general binding directives or decrees enacted, adopted or applied by any and all Governmental Authorities.

“Notices” is defined in Section 4.3.

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“Other Holder” means any Person having rights to participate in a registration of the Company’s securities.

“Other Holder Piggyback Offering” is defined in Section 2.5.3.

“Other Registrable Securities” is defined in Section 2.5.1.

“Permitted Pledge” is defined in Section 3.2.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Preferred Shares” is defined in the recitals to this Agreement.

“Principal Investor” means The Spruce House Partnership LP, including its successors and assigns.

“Private Placement” means the Disposition by any Investor of any Registrable Securities exempt from the registration requirements of the Securities Act.

“Private Placement Request” is defined in Section 2.2.4.

“Prospectus” means the prospectus forming a part of any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (a) any Preferred Shares, (b) any Conversion Shares issued upon the conversion of the Preferred Shares, (c) any Common Stock owned by any of the Investors as of the date of this Agreement and (d) any other Common Stock hereafter acquired by any of the Investors (and any other securities issued or issuable to the Investors with respect to the securities referred to in the preceding clauses (a), (b), (c) and (d) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event).  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of pursuant to such Registration Statement; (ii) upon an Investor’s request in writing, (A) beneficial ownership of such securities shall have been transferred to an unaffiliated third party pursuant to such written request and (B) new certificates for them or registered in such alternative form, in each case not bearing a legend restricting further transfer, shall have been delivered by the Company in accordance with such written request; (iii) such securities shall have been sold pursuant to a Rule 144 Sale; or (iv) such securities shall have ceased to be outstanding.  The parties hereto acknowledge that the inclusion of “any Preferred Shares” in the definition of “Registrable Securities” is intended solely to facilitate any registration of Conversion Shares and that, in the event any Preferred Shares are required to be registered, the Preferred Investors acknowledge that the Preferred Shares cannot be transferred or sold pursuant to any registration statement covering the Preferred Shares and that the Investors have no rights under this Agreement to effect any public offering of Preferred Shares.

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“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means all expenses incurred by the Company in connection with any Underwritten Offering, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing (a) certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company or (b) Prospectuses if the printing of Prospectuses is requested by Seller, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and the reasonable fees and expenses of one (1) counsel for the Investors participating in the Underwritten Offering (which counsel shall be selected by mutual agreement of such participating Investors); provided, however, that Registration Expenses shall not include any Selling Expenses.  In addition, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on each securities exchange, if any, on which Equity Securities issued by the Company are then listed or the quotation of such securities on any national securities exchange on which Equity Securities issued by the Company are then quoted.

“Registration Rights Term” is defined in Section 2.2.1.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

“Rule 144 Sale” means the Disposition by any Investor of any Registrable Securities in compliance with Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Securities Purchase Agreements” is defined in the recitals to this Agreement.

“Selling Expenses” means all underwriting discounts, selling commissions and all transfer, stamp, issuance and similar taxes, costs and expenses that may be payable with respect to the sale of Registrable Securities pursuant to this Agreement or otherwise.

“Shares of Then Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock at such time, as well as all Capital Stock of the Company issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

“Shelf Filing Request” is defined in Section 2.2.3.

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“Standstill Expiration Date” means the last day of the Standstill Period.

“Standstill Period” means, with respect to each Investor, the period commencing on the Closing Date and ending on the earliest of (a) the date on which the beneficial ownership of such Investor and its Affiliates collectively no longer represents at least five percent (5%) of the Shares of Then Outstanding Common Stock (assuming the conversion of the Preferred Shares); (b) the three (3) year anniversary of the Closing Date; and (c) the date of the consummation of a Change of Control, as defined in the Certificate of Designations.

“Substitute Shelf Registration Statement” is defined in Section 2.2.2.

“Takedown Request” is defined in Section 2.3.2.

“Underwriter” means a securities dealer or dealers which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in which Registrable Securities are sold to an Underwriter for reoffering pursuant to a “takedown” of an Automatic Shelf Registration Statement, Substitute Shelf Registration Statement or Alternative Shelf Registration Statement, as applicable.

“Underwritten Shelf Takedown” is defined in Section 2.3.2.

“Violation” is defined in Section 2.9.1.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

2.                                      REGISTRATION RIGHTS.

2.1                               Lock-Up.

2.1.1                     From and after the Closing Date and until the earlier to occur of: (1) the date that is one year following the Closing Date or (2) the date that any executive officer (for the avoidance of doubt, including the Executive Chairman) of the Company who is a reporting person under Section 16 of the Exchange Act sells, or enters into a binding agreement to sell, more than ten percent (10%) of the Common Stock beneficially owned by such executive officer as of the date of this Agreement, in one or more offerings (other than pursuant to any trading plan in effect prior to the date hereof intended to comply with Rule 10b5-1 under the Exchange Act), the Investors shall not Dispose of any Preferred Shares or Conversion Shares without the prior written approval of the Company.

2.2                               Filing.

2.2.1                     Automatic Shelf Registration Statement.  Beginning on the first Business Day that is one year following the Closing Date (the “Automatic Shelf Filing Date”) and continuing until no Investor owns at least five percent (5%) of the Shares of Then Outstanding Common Stock (assuming the conversion of the Preferred Shares) or, with respect to any particular Investor until such Investor ceases to hold at least one percent (1%) of the Shares of Then Outstanding Common Stock (assuming the conversion of the Preferred Shares) (the “Registration Rights Term”), if the Company is a Well-Known

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Seasoned Issuer, then, subject to Section 2.7, the Company shall: (a) use its commercially reasonable efforts to prepare and file an Automatic Shelf Registration Statement; and (b) cause such Automatic Shelf Registration Statement to remain effective with respect to the Registrable Securities of each Investor until the expiration of the Registration Rights Term with respect to such Investor.

2.2.2                     Determination Date. If at any time after the filing of an Automatic Shelf Registration Statement by the Company, the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), then as promptly as practicable, and in no event more than ten (10) Business Days after such Determination Date, the Company shall: (i) give written notice thereof to the Investors; and (ii) subject to Section 2.7, file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities subject to and in accordance with the terms of this Agreement (an “Substitute Shelf Registration Statement”).  Subject to Section 2.7, the Company shall use commercially reasonable efforts to have such Substitute Shelf Registration Statement declared effective as promptly as practicable (but in no event more than thirty (30) days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

2.2.3                     Alternative Shelf Registration Statement.  If at any time during the Registration Rights Term the Company is not a Well-Known Seasoned Issuer, then any Investor may request in writing (a “Shelf Filing Request”) that the Company prepare and file a Shelf Registration Statement on Form S-3 to permit the public resale of all of the Registrable Securities subject to and in accordance with the terms of this Agreement, provided, that to the extent that the Company becomes ineligible to use Form S-3, the Company shall file a Shelf Registration Statement on Form S-1 (any such Shelf Registration Statement on Form S-3 or Form S-1, an “Alternative Shelf Registration Statement”).  The Company shall, subject to Section 2.7: (a) use its commercially reasonable efforts to prepare and file such Alternative Shelf Registration Statement within fifteen (15) Business Days of the date of the applicable Shelf Filing Request to include all of the Registrable Securities; (b) use commercially reasonable efforts to cause such Alternative Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in no event more than two (2) Business Days after the date that is thirty (30) days following the filing thereof (or sixty (60) days following the filing thereof if the Commission notifies the Company that it will “review” the Alternative Shelf Registration Statement); and (c) shall use commercially reasonable efforts to cause such Alternative Shelf Registration Statement to remain effective thereafter until the expiration of the Registration Rights Term.

2.2.4                     Obligation to Suspend Distribution.  Upon receipt of any written notice from the Company of the happening of: (i) any request by the Commission for any amendment or supplement to any Automatic Shelf Registration Statement, Substitute Shelf Registration Statement, Alternative Shelf Registration Statement, Block Trade, Underwritten Shelf Takedown, Company Piggyback Offering or Other Holder Piggyback Offering, as applicable, or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus; or (ii) upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Investor shall immediately discontinue disposition of such Registrable Securities pursuant to the Automatic Shelf Registration Statement, Substitute Shelf Registration Statement, Alternative Shelf Registration Statement, Block Trade, Underwritten Shelf Takedown Company Piggyback Offering or Other Holder Piggyback Offering, as applicable, covering such Registrable Securities until the Investors receive the required supplemented or amended Prospectus or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, the Investors will deliver to the Company all copies, other than permanent file

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copies then in the Investors’ possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

2.2.5                     Suspension Restrictions.  The Company may suspend disposition of Registrable Securities pursuant to Section 2.2.4, provided, that the Company may not suspend dispositions for periods exceeding, in the aggregate, 90 days during any period of twelve (12) consecutive months.

2.2.6                     Well-Known Seasoned Issuer Status.  The Company hereby represents and warrants as of the date hereof that the Company qualifies as a Well-Known Seasoned Issuer.  The Company agrees to use commercially reasonable efforts to remain a Well-Known Seasoned Issuer.

2.3                               Requests for Underwritten Offerings.  Subject to Section 2.1.1 and Section 2.7, from and after the Automatic Shelf Filing Date:

2.3.1                     For so long as the Principal Investor beneficially owns at least five percent (5%) of the Shares of Then Outstanding Common Stock (assuming the conversion of the Preferred Shares), the Principal Investor may request to sell all or any portion of the Registrable Securities in a Block Trade (each, a “Block Trade Request”); provided, that each Block Trade Request shall specify the approximate number of Registrable Securities to be sold in such Block Trade.  Notwithstanding any other provision of this Agreement, if the requesting Investor wishes to engage in a Block Trade, no other Investor or Other Holder shall be entitled to receive any notice of or have its Registrable Securities included in such Block Trade.  The Company shall not be obligated to effect more than six (6) Block Trades.

2.3.2                     For so long as the Principal Investor beneficially owns at least five percent (5%) of the Shares of Then Outstanding Common Stock (assuming the conversion of the Preferred Shares), the Principal Investor may request to sell all or any portion of the Registrable Securities in an Underwritten Offering not involving a Block Trade (each, an “Underwritten Shelf Takedown”) (each, a “Takedown Request”); provided, that the Takedown Request shall specify the approximate number of Registrable Securities to be sold pursuant to such Underwritten Shelf Takedown. The Company shall also deliver the Takedown Request to all other Investors and permit each such Investor to include its Registrable Securities included on the applicable shelf registration statement in the Underwritten Shelf Takedown if such Investor notifies the requesting Investor and the Company within 2 Business Days after distribution or dissemination (including via e-mail, if available) of the Takedown Request to such Investor. The lead underwriter to administer any Underwritten Shelf Takedown shall be chosen by the requesting Investor, and the Company shall include such information in the Notice sent by the Company to the other Investors with respect to such Takedown Request. The right of any Investor to registration pursuant to this Section 2.3.2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting (unless otherwise agreed by the requesting Investor) and each such Investor will (together with the Company and the other Investors distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)). The Company shall not be obligated to effect more than six (6) Underwritten Shelf Takedowns.

2.3.3                     If the managing underwriters for any Underwritten Offering advise the Company in writing that in their reasonable opinion marketing factors require a limitation on the number of shares to be underwritten in such Underwritten Offering, the Company shall include in such Underwritten Offering the number which can be so sold in the following order of priority, which in the opinion of such underwriter would not adversely affect the success of such offering within the price range of such offering: (i) first, the Registrable Securities requested by the requesting Investor to be included in such Underwritten Offering, (ii) second, subject to Section 2.7, the Registrable Securities permitted pursuant to

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Section 2.1.1 and the Other Registrable Securities, in each case, that are requested to be included in the Underwritten Offering (other than those requested by the requesting Investor to be included) and, if the amount is less than all the Registrable Securities and the Other Registrable Securities requested to be sold pursuant to this subclause (ii), pro rata among the non-requesting Investors and the Other Holders on the basis of the total number of Registrable Securities permitted to be included pursuant to Section 2.1.1 and Other Registrable Securities, in each case, that are requested to be sold and (iii) third, the other securities requested to be included in such Underwritten Offering to the extent permitted hereunder.

2.4                               Offering Lock-Up.  Each Investor, the directors then serving on the Company Board and the executive officers of the Company shall, if requested by any Underwriter(s) in connection with a disposition by the Investors in an Underwritten Offering, agree not to Dispose of any Shares of Then Outstanding Common Stock or Common Stock Equivalents for a specified period of time, not to exceed ninety (90) days.  Such agreement shall be in writing in a customary form reasonably satisfactory to the Investors, the Company and the Underwriter(s) in such Underwritten Offering.  Notwithstanding anything to the contrary set forth in this Section 2.4, in connection with an Underwritten Offering that is a Block Trade, (A) no Investor shall be subject to a lock-up agreement, other than, if requested by the managing Underwriter for such offering, an Investor that is participating in such Block Trade and (B) such lock-up period shall not exceed sixty (60) days in connection with any Block Trade.

2.5                               Piggyback Rights.

2.5.1                     Right to Piggyback on Primary Company Offerings.  From and after the Automatic Shelf Filing Date, whenever the Company proposes to register any of its securities, or proposes to offer any of its Common Stock pursuant to a registration statement in an underwritten offering under the Securities Act, in each case, other than pursuant to an Automatic Shelf Registration Statement filed to effect a Block Trade in accordance with Section 2.3, a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan, (a “Company Piggyback Offering”), the Company shall give prompt written notice to each Investor that beneficially owns at least one percent (1%) of the Shares of Then Outstanding Common Stock on the date of such notice of its intention to effect such Company Piggyback Offering (assuming the conversion of the Preferred Shares); provided, that such notice shall be given not less than twenty (20) days prior to the expected date of commencement of marketing efforts for such Company Piggyback Offering.  The Company shall, subject to the provisions of Section 2.1.1, Section 2.5.2 and Section 2.7, include in such Company Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein from such Investors and all shares of Common Stock with respect to which the Company has received written requests for inclusion therein from the Other Holders (“Other Registrable Securities”) within fifteen (15) days after sending the Company’s notice.  Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Company Piggyback Offering upon written notice to the Investors and the Other Holders.

2.5.2                     Priority on Company Piggyback Offerings.  If the managing Underwriters for any Company Piggyback Offering advise the Company in writing that in their reasonable opinion marketing factors require a limitation on the number of shares to be underwritten in such Company Piggyback Offering, the Company shall include in such Company Piggyback Offering the number which can be so sold in the following order of priority, which in the opinion of such Underwriter would not adversely affect the success of such offering within the price range of such offering: (i) first, the securities the Company proposes to sell, (ii) second, subject Section 2.7, the Registrable Securities permitted pursuant to Section 2.1.1 and the Other Registrable Securities, in each case, that are requested to be included in the Company Piggyback Offering, if the amount is less than all the Registrable Securities and the Other Registrable Securities requested to be sold, pro rata on the basis of the total number of Registrable

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Securities permitted to be included pursuant to Section 2.1.1 and the Other Registrable Securities, in each case, that are requested to be sold, and (iii) third, the other securities requested to be included in such Company Piggyback Offering.

2.5.3                     Right to Piggyback on Other Holder Offerings.  From and after the Automatic Shelf Filing Date, whenever the Other Holders request that the Company effect any registration with respect to any Common Stock (an “Other Holder Piggyback Offering”), the Company shall give prompt written notice to each Investor that beneficially owns at least one percent (1%) of the Shares of Then Outstanding Common Stock on the date of such notice of its intention to effect such Other Holder Piggyback Offering (assuming the conversion of the Preferred Shares); provided, that such notice shall be given not less than twenty (20) days prior to the expected date of commencement of marketing efforts for such Other Holder Piggyback Offering.  The Company shall, subject to the provisions of Section 2.1.1, Section 2.5.4 and Section 2.7 include in such Other Holder Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein from such Investors within fifteen (15) days after sending the Company’s notice.  Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Other Holder Piggyback Offering upon written notice to the Investors.

2.5.4                     Priority on Other Holder Piggyback Offerings.  If the managing underwriters for any Other Holder Piggyback Offering advise the Company in writing that in their reasonable opinion marketing factors require a limitation on the number of shares to be underwritten in such Other Holder Piggyback Offering, the Company shall include in such Other Holder Piggyback Offering the number which can be so sold in the following order of priority, which in the opinion of such underwriter would not adversely affect the success of such offering within the price range of such offering: (i) first, the Other Registrable Securities, in each case, requested by the Other Holders to be included in such Other Holder Piggyback Offering, (ii) second, subject to Section 2.7, the Registrable Securities permitted to be included pursuant to Section 2.1.1 and the Other Registrable Securities, in each case, that are requested to be included in such Other Holder Piggyback Offering, if the amount is less than all the Registrable Securities and the Other Registrable Securities requested to be sold, pro rata on the basis of the total number of Registrable Securities permitted to be included pursuant to Section 2.1.1 and the Other Registrable Securities, in each case, that are requested to be sold, (iii) third, the securities the Company proposes to sell in such Other Holder Piggyback Offering, and (iv) fourth, the other securities requested to be included in such Other Holder Piggyback Offering to the extent permitted hereunder.

2.5.5                     Confidentiality.  The Investors agree that the fact that a notice pursuant to this Section 2.5 has been delivered shall constitute confidential information, and the Investors agree not to disclose that such notice has been delivered, provided, that the Investors’ obligations under this Section 2.5.5with respect to any notice will terminate upon the earlier to occur of: (1) the expiration of the applicable notice period or (2) the occurrence of the offering that is the subject of such notice.

2.6                               Obligations of the Company.  Whenever required under Section 2.2 to effect the registration of any Registrable Securities pursuant to an Underwritten Offering, the Company shall, as expeditiously as reasonably possible:

2.6.1                     prepare and file with the Commission a Registration Statement with respect to such Registrable Securities sought to be included therein; provided, that at least two (2) Business Days prior to filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Investors, its counsel and the Underwriter copies of all such documents proposed to be filed, and the Investors shall have the opportunity to comment on any information pertaining solely to the Investors and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by the Investors or the Underwriter with respect to such

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information prior to filing any such Registration Statement or amendment, provided, that the Company shall include in the plan of distribution all legally permissible methods of distribution requested by the Investors;

2.6.2                     prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the date on which all Registrable Securities covered by such Registration Statement are sold pursuant thereto, and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the date on which all Registrable Securities covered by such Registration Statement are sold pursuant thereto; provided, that at least two (2) Business Days prior to filing any such amendments and post effective amendments or supplements thereto, the Company shall furnish to the Investors, its counsel, and the Underwriter copies of all such documents proposed to be filed, and any Investors and the Underwriter shall have the opportunity to comment on any information pertaining solely to the Investors and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by the Investors or the Underwriter with respect to such information prior to filing any such Registration Statement or amendment;

2.6.3                     furnish to the Investors and the Underwriter such numbers of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus or free writing Prospectus) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities;

2.6.4                     notify the Investors, promptly after the Company shall receive notice thereof, of the time when such Registration Statement becomes or is declared effective or when any amendment or supplement or any Prospectus forming a part of such Registration Statement has been filed;

2.6.5                     notify the Investors promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to the Investors copies of any comments received from the Commission;

2.6.6                     notify the Investors promptly of any stop order suspending the effectiveness of such Registration Statement or Prospectus or the initiation of any proceedings for that purpose, and use all reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings;

2.6.7                     use all reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Investors, use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, until the date on which all Registrable Securities covered by such Registration Statement are sold pursuant thereto, and notify the Investors of Registrable Securities covered by such Registration Statement of the receipt of any written notification with respect to any suspension of any such qualification; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify but for this Section 2;

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2.6.8                     enter into and perform its obligations under an underwriting agreement or placement agreement, as applicable, in usual and customary form with the Underwriter of the Underwritten Offering, pursuant to which such Registrable Securities are being offered;

2.6.9                     use all reasonable efforts to obtain at the time of any Underwritten Offering pursuant to such Registration Statement: (a) a “comfort letter,” and updates thereof, from the Company’s independent certified public accountants covering such matters of the type customarily covered by “comfort letters” as the Underwriter may reasonably request; (b) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the Underwriter may reasonably request; (c) customary certificates executed by authorized officers of the Company as the Underwriter may reasonably request; and (d) an opinion or opinions addressed to the Underwriter in customary form and scope from counsel for the Company;

2.6.10              promptly notify the Investors at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such Prospectus or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading;

2.6.11              permit an Investor, if in such Investor’s reasonable judgment such Investor could reasonably be deemed to be an underwriter with respect to the Underwritten Offering, or to be a controlling Person of the Company, to reasonably participate in the preparation of such Registration Statement and to require the insertion therein of information to the extent concerning such Investor, furnished to the Company in writing, which in the reasonable judgment of such Investor and its counsel should be included;

2.6.12              upon reasonable notice and during normal business hours, subject to the Company’s receiving customary confidentiality undertakings or agreements from the Investors or other person obtaining access to Company records, documents, properties or other information pursuant to this Section 2.6.12, make available for inspection by a representative of the Investors, the Underwriter and any attorneys or accountants retained by any Investor or Underwriter, relevant financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter attorneys or accountants in connection with the Registration Statement;

2.6.13              participate, to the extent requested by the Underwriter, in efforts extending for no more than five (5) Business Days scheduled by such Underwriter and reasonably acceptable to the Company’s senior management, to sell the Registrable Securities being offered (including participating during such period in customary “roadshow” meetings);

2.6.14              use all reasonable efforts to comply with all applicable rules and regulations of the Commission relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.6.14 with respect to such earning statements if it has satisfied the provisions of Rule 158;

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2.6.15              if requested by the Underwriter and an Investor, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Underwriter or Investor reasonably requests to be included therein, with respect to the Registrable Securities being sold by the Investors, including the purchase price being paid therefor by the Underwriter and with respect to any other terms of the Underwritten Offering of Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

2.6.16              cause the Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which Equity Securities issued by the Company are then listed; and

2.6.17              reasonably cooperate with the Investors and the Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with filings required to be made with the Financial Industry Regulatory Authority, Inc., if any.

2.7                               Obligations of the Investors.

2.7.1                     Notwithstanding anything in this Agreement to the contrary, it shall be a condition precedent to the right of the Investors to effect the registration of any Registrable Securities, or to the obligation of the Company to take any other action pursuant to this Section 2, that each Investor shall: (i) furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably necessary to effect the registration of such Investor’s Registrable Securities, including the information required in the Selling Stockholder Questionnaire attached hereto as Exhibit A; (ii) enter into an underwriting agreement or placement agreement in customary form and provide customary representations and warranties, and customary indemnities to the applicable underwriter and the Company as provided in the applicable underwriting agreement or placement agreement; (iii) sell any Registrable Securities on the basis provided in the applicable underwriting agreement or placement agreement; and (iv) complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required by the underwriter(s) or the Company.

2.7.2                     The Investors shall use commercially reasonable efforts to work with the Company and the Underwriter prior to making any Block Trade Request or Takedown Request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the applicable Block Trade or Underwritten Shelf Takedown.

2.8                               Expenses.  Except as specifically provided herein, all Registration Expenses shall be borne by the Company.  All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Investors participating in such offering.

2.9                               Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

2.9.1                     The Company shall indemnify and hold harmless the Investors, any Underwriter, and each Person, if any, who controls the Investors or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Laws including the Securities Act, the Exchange Act, or any other statute or common law of the United States or any other country or political subdivision thereof, or otherwise, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the

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Investors in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any free writing Prospectus or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that (i) it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information relating to the Investors furnished expressly for use in connection with such registration by the Investors; or (ii) is caused by any Investor’s disposition of Registrable Shares during any period during which such Investor had actual knowledge that it was obligated to discontinue any disposition of Registrable Shares pursuant to Section 2.2.4 and has actually received prior written notice from the Company of such obligation.

2.9.2                     The Investors shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any Underwriter, any other Person selling securities in such registration statement and any controlling Person of any such Underwriter or other Person, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (a) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information relating to the Investors furnished expressly for use in connection with such registration by the Investors; or (b) is caused by any Investor’s disposition of Registrable Shares during any period during which such Investor had actual knowledge that it was obligated to discontinue any disposition of Registrable Shares pursuant to Section 2.2.4 and has actually received prior written notice from the Company of such obligation.  The Investors shall reimburse, as and when incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.9.2, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Investors, which consent shall not be unreasonably withheld; provided, further, that the total amount to be indemnified shall be limited to the net proceeds (after deducting the underwriting discounts and commissions) received by the Investors in the offering to which the registration statement or Prospectus relates.

2.9.3                     Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any action by a Governmental Authority), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other

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party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 except to the extent that the indemnifying party would be prejudiced as a result of such failure, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

2.9.4                     In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provided for indemnification in such case, the Company and the Investors shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and the Investors, on the other hand in connection with the statements or omissions which result in such losses, claims, damages liabilities, or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further, however, that in no event shall any contribution under this Section 2.9.4 on the part of the Investors exceed the net proceeds (after deducting the underwriting discounts and commissions) received by the Investors from the sale of Registrable Securities giving rise to such contribution obligation.

2.9.5                     The obligations of the Company and the Investors under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

2.10                        Commission Reports2.11       .  With a view to making available to the Investors the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities of the Company to the public without registration, the Company agrees to at any time that it is a reporting company under Section 13 or 15(d) of the Exchange Act:

2.11.1              file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

2.11.2              furnish to each Investor, so long as such Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any Registrable Securities without registration.

2.12                        Termination of Registration Rights.  Except for Section 2.9, which shall survive until the expiration of any applicable statutes of limitation, Section 2 shall terminate automatically and have no further force or effect upon the expiration of the Registration Rights Term.

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3.                                      RESTRICTIONS ON BENEFICIAL OWNERSHIP.

3.1                               Standstill.  Each Investor agrees that during the Standstill Period, without the prior written approval of the Company or the Company Board, or as otherwise expressly permitted or contemplated by this Agreement or the Certificate of Designation, such Investor will not and will cause its respective controlled Affiliates not to:

3.1.1                     acquire beneficial ownership of any securities (including in derivative form) of the Company or make any tender, exchange or other offer for such an acquisition, excluding, in the case of each Investor, acquisition of (a) the Preferred Shares or the Conversion Shares issuable upon conversion thereof, (b) any Capital Stock or other Equity Securities of the Company pursuant to or in accordance with the Certificate of Designations (which shall include any shares of Capital Stock, fractional or otherwise, issued as dividends on the Preferred Shares), (c) subject to the prior consent of the Company (which consent shall be deemed to have been granted if the Company does not affirmatively advise the applicable Investor that the Company withholds such consent within one Trading Day after receiving such request for consent, and which consent may only be withheld if the Company reasonably believes such acquisition of Capital Stock or other Equity Interests of the Company will be treated as an “ownership change” as defined in Section 382 of the Code), any Capital Stock or other Equity Interests of the Company acquired by the Investor or its controlled Affiliates so long as the total beneficial ownership of the Investor and its controlled Affiliates in the Company’s voting securities, after giving effect to such acquisition, would not exceed 25% of the Company’s total voting power (assuming the conversion of the Preferred Shares) at such time and (d) any securities received from the Company by way of dividend or distribution;

3.1.2                     directly or indirectly, (i) seek to have called any meeting of the stockholders of the Company other than a meeting at which the Stockholder Approval is sought to be obtained, or (ii) propose or nominate for election to the Board any person whose nomination has not been approved by a majority of the Board or cause to be voted in favor of such person for election to the Board any Shares of Then Outstanding Common Stock;

3.1.3                     directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person or group the consummation of which would result in a Change of Control (other than as a seller on the same terms as the other holders of the Company’s Equity Securities) (an “Business Combination”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company wherein a majority of the Board recommend that stockholders accept any such Business Combination, the Investors and their Affiliates shall not be prohibited from taking any of the actions otherwise prohibited by this Section 3.1.3 in connection with such Business Combination for so long as the Board maintains and does not withdraw such recommendation;

3.1.4                     directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Board with respect to any matter, or knowingly seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock;

3.1.5                     deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

3.1.6                     propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or

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(ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

3.1.7                     act in concert with any third party to take any action in the preceding clauses 3.1.1 through 3.1.6, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act, other than any actions taken by the Investors related to negotiating, entering into and exercising the rights under this Agreement, the Certificate of Designation, the Securities Purchase Agreements or any document entered into in connection with any of the foregoing;

3.1.8                     enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in the preceding clauses 3.1.1 through 3.1.7; or

3.1.9                     request or propose to the Board, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 3.1 (including this clause 3.1.9);

provided, however, that nothing in this Section 3.1 shall limit (1) the ability of the Investors and their permitted transferees’ ability to make a pledge of securities (subject to Section 2.1), (2) the rights available (including the enforcement of such rights) to the Investors and their respective Affiliates under this Agreement, the Certificate of Designation, the Securities Purchase Agreements or any document entered into in connection with any of the foregoing, including the ability of the Investors to convert the Preferred Shares into Conversion Shares or to have Preferred Shares treated in any particular manner in connection with a Change of Control (as defined in the Certificate of Designation) or a Fundamental Corporate Transaction (as defined in the Certificate of Designation), (3) the ability of the Investors and their Affiliates to encourage or support the voting in favor of the proposals relating to the Stockholder Approval (as defined in the Securities Purchase Agreement of the Investor) or (4) the Investors or any of their Affiliates or their respective directors, executive officers, partners, principals, employees or managing members or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

4.                                      MISCELLANEOUS.

4.1                               Other Registration Rights and Arrangements.  The Company represents and warrants that no person, other than the holders of the Registrable Securities and any holder of rights under the registration rights agreements publicly disclosed by the Company prior to the date of the Securities Purchase Agreements, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person.  The Company shall not hereafter (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted to the Investors hereunder or (ii) enter into any agreement, take any action or permit any change to occur, with respect to securities which is inconsistent with, violates or subordinates the rights expressly granted to the Investors hereunder; and, in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

4.2                               Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by any Investor without the prior written consent of the Company or by the Company without the prior written consent of each Investor, in each case, in whole or in part.  Notwithstanding the foregoing, the rights of an Investor hereunder may be assigned in connection with a transfer of Registrable Securities to any Affiliate of that Investor if the

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transferee to which assignment is being made has delivered to the Company the executed Joinder Agreement in the form attached as Exhibit B hereto agreeing to be bound by, and be party to, this Agreement.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns.  This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 2.9 and this Section 4.2.

4.3                               Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 9.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 4.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows (or to such other address or email address as such party shall have specified most recently by written notice):

If to the Company:

GTT Communications, Inc.

8484 Westpark Drive, Suite 720

McLean, VA 22102

Attention:  Chris McKee, General Counsel

E-mail:  Chris.McKee@gtt.net

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Jay Schifferli, Esq., and Jocelyn Arel, Esq.

Email: JSchifferli@goodwinlaw.com and JArel@goodwinlaw.com

If to an Investor, then as set forth under such Investor’s name on Schedule I.

4.4                               Severability; Amendments; Waivers.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.  The provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, only with the written agreement of holders holding a majority of the Registrable Securities covered hereby.

4.5                               Governing Law; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and

18

enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would result in the application of any law other than the laws of the State of Delaware.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington, Delaware.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.6                               Specific Enforcement.  The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 4.5 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investors would have entered into this Agreement.  The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.6 shall not be required to provide any bond or other security in connection with any such order or injunction.

4.7                               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.8                               Construction; Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) if any action under this Agreement is

19

required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

4.9          Entire Agreement.  This Agreement and the Securities Purchase Agreements (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto or thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

INVESTORS:

THE SPRUCE HOUSE PARTNERSHIP LP

By:
Name:
Title:

[ ]

By:
Name:
Title:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

SCHEDULE I

Investors

1.              [Name]
[Notice address]

2.              [Name]
[Notice address]

EXHIBIT A

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the Series A Convertible Participating Preferred Stock, par value $0.0001 per share, of GTT Communications, Inc., a Delaware corporation (the “Company”), is a party to that certain Investor Rights Agreement by and among the Company and [                                  ], dated as of [•], 2018 (the “Agreement”), and understands that the Company is obligated to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration of the Registrable Securities in accordance with the terms of the Agreement.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.  The undersigned has agreed to complete, execute and deliver this Questionnaire to the Company pursuant to Section 2.7.1 of the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally may be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act).  Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus.  Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within three (3) Business Days following either (A) the date of any Investor’s Block Trade Request or Underwritten Shelf Takedown Request, as applicable, or (B) the Company’s delivery of a notice of a Company Piggyback Offering or Other Holder Piggyback Offering, as applicable (1) will not be named as selling stockholders in the Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus.  Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.                                      Name.

(a)                                 Full Legal Name of Selling Stockholder:

(b)                                 Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                  Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3.  Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)                                 Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)                                 Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4.  Broker-Dealer Status:

(a)                                 Are you a broker-dealer?

Yes   ☐  No   ☐

(b)           If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for   investment banking services to the Company?

Yes   ☐  No   ☐

Note:                  If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)                                  Are you an affiliate of a broker-dealer?

Yes   ☐  No   ☐

Note:      If yes, provide a narrative explanation below:

(d)                                 If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐  No   ☐

Note:                  If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.  Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement.  All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below.  In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the Prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder.  The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

Reference is made to the Investor Rights Agreement by and among the Company and [                      ], dated as of [•], 2018 (as amended from time to time, the “Investor Rights Agreement”).  The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Investor Rights Agreement.

[NAME]

By:
Name:
Title:
Date:
Address:

Acknowledged by:

GTT Communications, Inc.

By:
Name:
Title:

EXHIBIT C

WIRE INSTRUCTIONS

C-1

EXHIBIT D-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:                             GTT Communications, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of securities (collectively, the “Securities”), of GTT Communications, Inc., a Delaware corporation (the “Corporation”).  The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.                                                BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:
State of formation:	Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?

Yes ☐             No ☐

D-1-1

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

Age:	Citizenship:	Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ☐             No ☐

Social Security or Taxpayer Identification No.

PART B.                                                ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a purchaser of Securities of the Company.

☐ (1)                              A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ (2)                              A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (3)                              An insurance company as defined in Section 2(13) of the Securities Act;

☐ (4)                              An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ (5)                              A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (6)                              A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ (7)                              An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

D-1-2

☐ (8)                              A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (9)                              An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐ (10)                       A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

☐ (11)                       A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

☐ (12)                       A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐ (13)                       An executive officer or director of the Company;

☐ (14)                       An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.                                    FOR EXECUTION BY AN INDIVIDUAL:

Date:	By:

Print Name:

B.                                    FOR EXECUTION BY AN ENTITY:

Date:	Entity Name:

By:

Print Name:

Title:

[Signature Page to Accredited Investor Questionnaire]

D-1-3

EXHIBIT D-2

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

D-2-1

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of GTT Communications, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Amended and Restated Securities Purchase Agreement, dated as of February 23, 2018, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.                                      Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on            .  Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.                                      Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.                                      Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.                                      Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Richard D. Calder, Jr.	President, Chief Executive Officer and Director

Michael T. Sicoli	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this      day of         ,     .

Chris McKee
Secretary

[Signature Page to Form of Secretary’s Certificate]

I, Richard D. Calder, Jr., Chief Executive Officer, hereby certify that Chris McKee is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Richard D. Calder, Jr.
Chief Executive Officer

[Signature Page to Form of Secretary’s Certificate]

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

The undersigned, the Chief Executive Officer of GTT Communications, Inc., a Delaware corporation (the “Company”), pursuant to Section 2.2(a)(v) of the Amended and Restated Securities Purchase Agreement, dated as of February 23, 2018 by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies in his official capacity, in the name and on behalf of the Company, as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.                                      The representations and warranties contained in Sections 3.1(g) (clause (i) only) and 3.1(h) of the Securities Purchase Agreement were, as of the date thereof, and are, as of the date hereof, true and correct in all respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date). The representations and warranties contained in Sections 3.1(i), 3.1(j) (first and third sentences only), 3.1(k) (but only the first sentence thereof) and 3.1(l) of the Securities Purchase Agreement were, as of the date thereof, and are, as of the date hereof, true and correct in all respects, except for any de minimis inaccuracies, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).

2.                                      The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this     day of           ,      .

Richard D. Calder, Jr.
Chief Executive Officer

[Signature Page to Form of Officer’s Certificate]

F-1

SCHEDULE A

Entity Name	Aggregate Purchase Price (Subscription Amount)	Number of Preferred Shares to be Acquired
Acacia Partners, L.P.	$25,600,000.00	25.6
Acacia Institutional Partners, L.P.	$20,800,000.00	20.8
Acacia II Partners, L.P.	$1,600,000.00	1.6
Acacia Conservation Fund, L.P.	$17,600,000.00	17.6
Acacia Conservation Master Fund (Offshore), L.P.	$14,400,000.00	14.4
Total	$80,000,000.00	80.0

SCHEDULE B

OPINIONS

1.                                      Due incorporation, valid existence and good standing of the Company and significant subsidiaries

2.                                      Due authorization, execution and delivery of the Amended and Restated Securities Purchase Agreement and the Investor Rights Agreement by the Company

3.                                      Due authorization, execution and filing of Certificate of Designations by the Company

4.                                      Form of preferred stock certificate complies with Company’s organization documents

5.                                      Amended and Restated Securities Purchase Agreement and Investor Rights Agreement enforceable against the Company

6.                                      No conflicts with the (i) Company’s charter or organizational documents (including the Certificate of Designations), (ii) material contracts (including contracts with respect to material indebtedness, such as the Senior Credit Facilities, the 7.875% Senior Unsecured Notes and the Senior Credit Facilities Documentation), (iii) applicable laws, rules or regulations and (iv) orders

7.                                      No consent, approval, authorization or registration or filing with, any governmental or regulatory authority or agency (other than as may be required under state securities or blue sky laws) is required, other than already obtained, but will exclude HSR and state PUC approvals required for conversion to common identified on Schedule 3.1(m), if not obtained by closing

8.                                      Shares of preferred stock have been duly authorized and will be validly issued, fully paid and nonassessable when issued

9.                                      Preferred stock issuance is free and clear of any preemptive rights or any similar rights arising under the organizational documents or any material contract

10.                               Authorized capitalization

11.                               Offer and sale of preferred stock to Purchaser and conversion to Conversion Shares does not require registration under the Securities Act